UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.      )

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FCStone Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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.

December 8, 2008

Dear Stockholder:

You are invited to attend the annual meeting of stockholders of FCStone Group, Inc. to be held on Wednesday, January 14, 2009, at 9:00 a.m. local time, in the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri.

The business to be conducted at the meeting is described in the accompanying notice of annual meeting and proxy statement. At this year’s meeting, the agenda includes the election of four Class III directors, a proposal to ratify the selection of our independent registered public accounting firm, a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock, and a proposal to adopt an executive short term incentive plan. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of our company.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible. Generally, you may vote by Internet, by telephone, or by completing, signing and returning the enclosed proxy card or voting instruction form. Specific voting instructions appear on the enclosed proxy card or voting instruction form.

I appreciate your continued interest in and support of our company.

Very truly yours,

FCSTONE GROUP, INC.

Paul G. Anderson

Chief Executive Officer

FCSTONE GROUP, INC.

1251 NW Briarcliff Parkway, Suite 800

Kansas City, Missouri 64116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 14, 2009

The annual meeting of stockholders of FCStone Group, Inc., a Delaware corporation, will be held on Wednesday, January 14, 2009, at 9:00 a.m. local time, in the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri, for the following purposes:

1.	To elect four Class III directors to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2011 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To consider and act upon ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm for our 2009 fiscal year;

3.	To consider and act upon approval of a proposed amendment to Article IV of our certificate of incorporation (relating to an increase in the number of authorized shares of common stock);

4.	To consider and act upon the adoption of an executive short term incentive plan; and

5.	To consider and act upon any other matters which may properly come before the annual meeting of stockholders or any adjournment thereof.

The proposals referred to above are more fully described in the accompanying proxy statement. An annual report to stockholders outlining our company’s operations during fiscal 2008 also accompanies this notice of annual meeting and proxy statement.

You are entitled to vote only if you were a stockholder of our company at the close of business on November 21, 2008, the record date for the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

David A. Bolte

Secretary

December 8, 2008

Kansas City, Missouri

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

for the Stockholder Meeting To Be Held on January 14, 2009.

This notice of annual meeting and accompanying proxy materials, and access to our proxy voting site, are available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.

Our company’s proxy statement, annual report and other proxy materials are available at:

www.edocumentview.com/FCSX

Our company’s proxy voting site can be found at:

www.envisionreports.com/FCSX

FCSTONE GROUP, INC.

1251 NW Briarcliff Parkway, Suite 800

Kansas City, Missouri 64116

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Why am I receiving these materials?

The board of directors of FCStone Group, Inc. is providing these materials to you in connection with our annual meeting of stockholders on January 14, 2009. The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, and certain other required information. This proxy statement, the notice of annual meeting of stockholders and the accompanying form of proxy or voting instruction form were first sent to our stockholders on or about December 8, 2008. As a stockholder of our company, you are entitled and encouraged to vote on the items of business described in these proxy materials. Your vote is very important. For this reason, our board is requesting that you allow your shares to be represented at the annual meeting by the persons named as proxies on the enclosed proxy card or voting instruction form.

When and where will the annual meeting be held?

The annual meeting of stockholders will be held on Wednesday, January 14, 2009, at 9:00 a.m., local time, in the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri. You may obtain directions to the location of the annual meeting by calling us at (816) 410-7120. You do not have to attend the annual meeting to be able to vote.

What matters will be voted on at the annual meeting?

Stockholders will consider and vote upon the following business items at the annual meeting:

•

The election of four Class III directors to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2011 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

•	The ratification and approval of the selection of the accounting firm of KPMG LLP as our independent registered public accounting firm for our 2009 fiscal year;

•	The approval of a proposed amendment to Article IV of our certificate of incorporation (relating to an increase in the number of authorized shares of common stock);

•	The approval of an executive short term incentive plan; and

•	Any other matters that may properly come before the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote:

•	“FOR” the election of each nominee for director named in this proxy statement;

•	“FOR” the ratification and approval of KPMG LLP as our independent registered public accounting firm;

•	“FOR” the approval of the proposed amendment to our certificate of incorporation; and

•	“FOR” the approval of the executive short term incentive plan.

What shares can I vote?

The only outstanding voting securities of our company are the shares of our common stock, $0.0001 par value. Each share of our common stock issued and outstanding as of the close of business on the November 21, 2008 record date for the annual meeting is entitled to one vote on each matter submitted to a vote at the annual meeting. As of the record date, we had 27,913,627 shares of common stock issued and outstanding.

You may vote all shares of our common stock that you held as of the record date. This includes (i) shares held directly in your name as the stockholder of record, (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name,” and (iii) shares held for you in our company benefit plans.

How do I submit my vote?

Generally, you may vote your shares by Internet, by telephone, by completing, signing and returning the proxy card or voting instruction form provided to you, or by attending the annual meeting and voting in person. If you vote by Internet or by telephone, you do not need to return the proxy card. You will need to have your proxy card in hand if you vote by Internet. Specific voting instructions are found on the proxy card or voting instruction form provided to you.

Shares held by the stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record, and these proxy materials were sent to you directly. As the stockholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.

Shares held in street name. If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or nominee, together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions on the voting instruction form. Although you may attend the annual meeting, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee. You may vote your shares by any of the options listed on the voting instruction form.

Shares held in our company benefit plans. If your shares are held for you in our company benefit plans, such as our employee stock ownership plan or “ESOP,” you are receiving a voting instruction form from the plan trustee or administrator. To vote these shares, you will need to follow the specific voting instructions appearing on the voting instruction form. We must receive your completed voting instruction form by the deadline specified in such form. If your voting instructions are not received by this deadline, it is anticipated that our company, as the plan administrator, will direct the plan trustee to vote the shares credited to your account in accordance with the recommendation of our board of directors. You may attend the annual meeting, however, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the plan trustee.

Can I change my proxy vote?

If you are a stockholder of record, you may change your vote or revoke your proxy any time before your vote is used at the annual meeting by:

•	submitting a valid, later-dated proxy;

•	submitting a valid, subsequent vote by Internet;

•	notifying our company’s general counsel and corporate secretary in writing that you have revoked your proxy; or

•	completing a written ballot at the annual meeting.

Attendance at the annual meeting will not in and of itself constitute a revocation of your proxy.

If you hold shares as the beneficial owner in street name, you may change your vote by submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the annual meeting.

You may revoke your voting instructions with respect to any shares of common stock you hold in our benefit plans by delivering a valid, later-dated voting instruction form by the deadline specified in the voting instructions furnished by the plan trustee or administrator.

How many votes are needed to conduct business at the annual meeting?

A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting. Both abstentions and broker non-votes (described below under “What is the effect of a broker non-vote?”) are counted as present and entitled to vote for purposes of determining a quorum. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

How are votes counted?

If you are a stockholder of record and you give your proxy, the shares represented by the proxy will be voted in accordance with your instructions. However, if you are a stockholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those proposals in accordance with the recommendation of our board of directors (which recommendation is identified above under “How does our board of directors recommend that I vote?”).

If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide. If you do not provide voting instructions, your broker or other nominee is permitted to vote your shares on proposals that are considered routine, including the election of directors and ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

If your shares are held in our company benefit plans, they will be voted in accordance with your voting instructions. If we do not receive voting instructions for shares held in our company benefit plans by the deadline specified in the voting instruction form, it is anticipated that our company, as the plan administrator, will direct the plan trustee to vote those shares in accordance with the recommendation of our board of directors.

What vote is required to approve the proposals at the annual meeting?

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, by stockholders entitled to vote at the annual meeting for that purpose. This means that the four nominees receiving the highest number of votes at the annual meeting will be elected. Stockholders can withhold authority to vote for one or more nominees for director. Shares not voted, whether by specifically withholding authority to vote on your proxy card or voting instruction form or otherwise, will have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. No shares may be voted for more than four nominees at the annual meeting. Stockholders do not have cumulative voting rights in the election of directors.

Other Matters. Approval of the proposed amendment to our certificate of incorporation requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date. Approval of the proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm, the proposal to adopt an executive short term incentive plan and all other proposals that properly may come before the annual meeting require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular proposal. Stockholders may abstain from voting on any proposal at the meeting. If you abstain from voting on any proposal, it has the same effect as a vote against the proposal.

What is the effect of a broker non-vote?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting, if such shares are otherwise properly represented at the meeting in person or by proxy. Broker non-votes are not counted for purposes of determining the number of shares entitled to vote on any proposal for which the broker or other nominee lacks discretionary authority, and therefore would reduce the number of affirmative votes that are necessary to approve that proposal.

Are there any other matters that will be considered at the annual meeting?

The only items of business that may be properly brought before the annual meeting are the matters set forth in this proxy statement or those brought before the meeting by or at the direction of our board of directors. We are not aware of any business to be acted upon at the annual meeting other than the items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the meeting.

Who pays the cost of soliciting votes at the annual meeting?

This proxy solicitation is being made by our board of directors. All costs of this solicitation will be borne by our company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our company, at no additional compensation. Our company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies. Our company requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting materials to the beneficial owners of the shares of common stock held of record by such persons. If you choose to access proxy materials or vote by Internet, you are responsible for any Internet access charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and publish the final results in our quarterly report on Form 10-Q for the quarter ending February 28, 2009.

What should I do if I receive more than one set of proxy materials?

Each stockholder at a given address will receive a separate proxy card or voting instruction form. You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a stockholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction form you receive.

The Securities and Exchange Commission or SEC has adopted rules that permit companies and intermediaries (including brokers) to satisfy the delivery requirements for proxy statements, annual reports and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single package of these materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We have adopted a “householding” procedure that you may wish to follow. If you are receiving multiple sets of proxy materials and wish to have your accounts householded, call us at (515) 223-3797 or send written instructions to our corporate secretary, David A. Bolte, at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116. If you no longer wish to participate in householding (and instead wish that each stockholder sharing the same address with you receives a complete set of proxy materials), you must provide written notification to our corporate secretary to withhold your consent for householding. We will act in accordance with your wishes within 30 days after receiving such notification.

Many brokerage firms participate in householding as well. If you have a householding request for your brokerage account, please contact your broker.

Where may I obtain financial and other information about FCStone?

We filed our annual report on Form 10-K/A for our 2008 fiscal year with the SEC on November 19, 2008. Our annual report to stockholders, including our Form 10-K/A and containing our audited financial statements for our 2008 fiscal year, accompanies this proxy statement. This proxy statement, our annual report to stockholders (including Form 10-K/A), and other proxy materials also are available at www.edocumentview.com/FCSX. Information on any website that we refer to does not constitute part of this proxy statement.

How may I obtain another set of proxy materials?

If you want to receive another paper copy, or an e-mail copy, of the proxy materials for this annual meeting, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling us at (800) 255-6381, or writing to our corporate secretary, David A. Bolte, at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116.

In addition, you can access a complete set of proxy materials, which include this proxy statement, the notice of annual meeting of stockholders and annual report to stockholders (including Form 10-K/A), on the Internet at www.edocumentview.com/FCSX.

To request a complete set of proxy materials for future meetings of our stockholders, please call us at (800) 255-6381, contact us by e-mail at Corporate.Secretary@fcstone.com, use the Internet at www.fcstone.com, or write to our corporate secretary at the address provided above.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ITEM 1: ELECTION OF DIRECTORS

What am I voting on?

One of the purposes of this annual meeting is to elect four directors in Class III to serve for a three-year term expiring at the annual meeting of stockholders held after the end of our 2011 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

What is the structure of our board and how often are directors elected?

Our board of directors currently consists of 12 persons. With the exception of Paul G. Anderson, each of our directors satisfies the independence requirements of the SEC, and the NASDAQ Global Select Market. Our certificate of incorporation divides the board into three classes of directors, with directors serving staggered terms of three years and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal. The present terms of Brent Bunte, Doug Derscheid, Bruce Krehbiel and Tom Leiting, the four directors in Class III, expire at this annual meeting. Directors in Class I (Paul G. Anderson, Kenneth Hahn, Dave Reinders and Rolland Svoboda) and Class II (David Andresen, Jack Friedman, Daryl Henze and Eric Parthemore) have terms expiring at the time of the annual meeting of stockholders after the end of our 2009 fiscal year and 2010 fiscal year, respectively.

Who are this year’s nominees?

The nominating and corporate governance committee of our board of directors has designated Brent Bunte, Doug Derscheid, Bruce Krehbiel and Tom Leiting as the four nominees proposed for election at the annual meeting. Each of these nominees currently serves on our board. Unless authority to vote for the nominees or a particular nominee is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election as directors of these four nominees. The following table sets forth certain information with respect to each person nominated for election as a Class III director at the annual meeting and each director whose term of office will continue after the annual meeting.

Name	Age	Position With our Company	Director Since
NOMINEES
Class III: New term to expire in 2012
Brent Bunte	52	Director	2000
Douglas Derscheid	59	Director	2003
Bruce Krehbiel	55	Chairman of the Board, Director	1988
Tom Leiting	54	Director	1997

DIRECTORS CONTINUING IN OFFICE
Class I: Term to expire in 2010
Paul G. (Pete) Anderson	56	President, CEO, Director	2006
Kenneth Hahn	56	Director	2002
David Reinders	52	Director	2001
Rolland Svoboda	49	Director	2004

Class II: Term to expire in 2011
David Andresen	54	Director	2005
Jack Friedman	51	Vice Chairman, Director	1996
Daryl Henze	65	Director	2006
Eric Parthemore	59	Vice Chairman, Director	1996

There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director.

What is the business experience of the nominees and of our continuing board members?

The business experience during the last five years of each person nominated for election as a director at the annual meeting and each director whose term of office will continue after the annual meeting is as follows:

Paul G. (Pete) Anderson has served as a director of our company since November 9, 2006. He has been employed by our company since 1987 and has served as president and chief executive officer since 1999. Prior to becoming president, Mr. Anderson was the vice president of operations. Mr. Anderson is the past president of the Kansas Cooperative Council and past founding chairman of the Arthur Capper Cooperative Center at Kansas State University. Mr. Anderson sits on the board of directors of Associated Benefits Corporation and is a member of National Council of Farmer Cooperatives, the National Feed and Grain Association and several other state associations.

David Andresen has served as a director of our company since January 6, 2005. Mr. Andresen is the general manager of 4 Seasons Cooperative and Petroleum Partners LLC in Britton, South Dakota and has served in that capacity for nine years. Mr. Andresen has served as the president of the South Dakota Managers Association, South Dakota Association of Cooperatives, Britton Area Chamber of Commerce and currently is the mayor of Britton, South Dakota.

Brent Bunte has served as a director of our company since 2000 and is the former chairman of our audit committee. Mr. Bunte is the manager of the NEW Cooperative in Fort Dodge, Iowa, and has been with NEW Cooperative for 22 years. Mr. Bunte has held directorships with First American Bank and Associated Benefits Corporation.

Douglas Derscheid has served as a director of our company since 2003. Mr. Derscheid is the president and chief executive officer of the Central Valley Ag Cooperative in O’Neill, Nebraska and has been with Central Valley, and one of its predecessors, Central Farmers Cooperative, for the past 16 years. Prior to his work with Central Farmers, Mr. Derscheid was the general manager of Farmers Cooperative Elevator in Plymouth, Nebraska for seven years. Mr. Derscheid is currently chairman of the board of Cooperative Mutual Insurance Company and is the treasurer for the O’Neill Airport Authority. Mr. Derscheid previously served as a board member of the Nebraska Propane Gas Association and a Trustee for the Nebraska Managers Association.

Jack Friedman has served as a director of our company since 1996 and is a vice chairman. Mr. Friedman is the chief executive officer of Innovative Ag Services in Monticello, Iowa and has been with that firm or its predecessor company for 21 years. For the past 16 years, Mr. Friedman had served as manager of Swiss Valley Ag Center in Monticello, Iowa. Mr. Friedman serves as a director of Western Dubuque Biodiesel LLC.

Kenneth Hahn has served as a director of our company since 2002. Mr. Hahn is the general manager of Planters Cooperative in Lone Wolf, Oklahoma and has been with Planters Cooperative for a total of 33 years, 26 years as manager and eight years as assistant manager. Mr. Hahn has held director positions with the Coop Retirement Board and Oklahoma Grain and Feed Association.

Daryl Henze has served as a director of our company since November 9, 2006. On that date he also was appointed to serve as the chairman of our audit committee. Mr. Henze is a consultant in the area of finance and accounting. He spent 36 years with the accounting firm KPMG LLP before his retirement in 2001, including 28 years as an audit partner. Mr. Henze serves on the board of directors of Wellmark, Inc., as well as the boards of two other private companies. He is a former president of the Minnesota State Mankato Alumni Association and is on the Iowa State University Accounting Advisory Board. He is the past president of the Iowa Society of Certified Public Accountants and served on the Iowa Accountancy Examining Board for nine years.

Bruce Krehbiel has served as a director of our company since 1988 and is our chairman. Mr. Krehbiel is the manager of Kanza Cooperative Association in Iuka, Kansas, and has worked for Kanza Cooperative Association since 1986. Mr. Krehbiel has held director positions on the boards of the Midwest Chapter of the National Society of Accountants for Cooperatives, CenKan, LLC, and Agri-Business Benefit Group.

Tom Leiting has served as a director of our company since 1997. Mr. Leiting is the manager of the River Valley Cooperative in Clarence, Iowa. He has been employed by River Valley or one of its parent companies for the past 20 years. Prior to his position with River Valley, Mr. Leiting was employed by Swiss Valley Farms Services for eight years. Mr. Leiting is currently a member of the Associated Benefits Corporation board of directors.

Eric Parthemore has served as a director of our company since 1996 and as a vice chairman of our company since January, 2007. He served as our secretary and treasurer until January, 2007. Mr. Parthemore is the president and chief executive officer of the Farmers Commission Company in Upper Sandusky, Ohio and has held that position since 1996. For the previous five years, he was the general manager of U.S. Commission Company. Mr. Parthemore was appointed in January 2004 to serve on the Ohio Agricultural Commodity Advisory Commission by the Secretary of Agriculture in the State of Ohio. Mr. Parthemore is a director of the Ohio AgriBusiness Association and serves as a trustee of the OABA Education Trust.

David Reinders has served as a director of our company since 2001. Mr. Reinders is the general manager of Sunray Co-op in Sunray, Texas and has held that position since January 2004. Prior to his service at Sunray Co-op, Mr. Reinders was general manager of United Farmers Coop in George, Iowa, for ten years. Mr. Reinders formerly was a director of the Iowa Institute of Coops, the Agribusiness Association of Iowa and Land O’Lakes.

Rolland Svoboda previously served as a director of our company from January 1999 to January 2002 and currently is serving a term as director that commenced in January 2004. Mr. Svoboda is the general manager of Pro Cooperative in Gilmore City, Iowa. He has been with Pro Cooperative since 1999. Prior to his current position, Mr. Svoboda served for five years as the general manager of Farmers Coop in Hemingford, Nebraska.

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in this proxy statement has indicated his willingness to serve as a director if elected, and the board of directors has no reason to believe that any nominee will be unavailable for election. If, for some unforeseen reason, a nominee becomes unwilling or unable to serve, it is intended that shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by our nominating and corporate governance committee, unless the authority to vote for all nominees or for the particular nominee who has ceased to be a candidate has been withheld.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” the election of Brent Bunte, Doug Derscheid, Bruce Krehbiel and Tom Leiting as Class III directors.

ITEM 2: SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

Stockholders are being asked to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for our 2009 fiscal year. The selection of KPMG LLP was made by the audit committee of our board of directors. KPMG LLP has served as our independent auditors since 1980. In connection with the audit of our 2009 fiscal year financial statements, our company entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for our company. That agreement is subject to alternative dispute resolution procedures. The ratification and approval by stockholders of the selection of KPMG LLP effectively would also be a ratification of that agreement.

What services do the independent registered public accountants provide?

Audit services provided by KPMG LLP for our 2008 fiscal year included the examination of the consolidated financial statements of our company and services related to our periodic filings with the SEC. Audit-related services provided by KPMG LLP included services related to our registration statements for selling stockholder resales of common stock. KPMG LLP also provided corporate income tax compliance services related to the preparation of our federal and state income tax returns. The services provided by KPMG LLP are more fully described in this proxy statement under the captions “Audit Committee Report” and “Independent Auditor Fees and Services.”

Will a representative of KPMG LLP be present at the meeting?

One or more representatives of KPMG LLP are expected to be present at the annual meeting. Any such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

What if this proposal is not approved?

Stockholder ratification and approval of the audit committee’s selection of KPMG LLP as our independent registered public accounting firm is not required by any statute or regulation or by our bylaws. Nevertheless, if the stockholders do not ratify and approve the selection of KPMG LLP at the annual meeting, the audit committee will reconsider the appointment. Submission of our selection of KPMG LLP to the stockholders for ratification and approval will not limit the authority of the audit committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” approval of the selection of KPMG LLP.

ITEM 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

What am I voting on?

Stockholders are being asked to approve a proposed amendment to Article IV of our certificate of incorporation to increase the number of authorized shares of our common stock from 40,000,000 shares to 100,000,000 shares. Our board of directors has adopted a resolution setting forth the proposed amendment, declaring its advisability and directing that the proposed amendment be submitted to our stockholders for their consideration and approval at the annual meeting. The text of the proposed amendment is as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of FCStone Group, Inc. be amended by deleting said Article in its entirety and substituting in lieu thereof the following new Article IV:

ARTICLE IV

AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation shall have the authority to issue is 120,000,000 shares, of which:

(a) 100,000,000 shares shall be shares of Common Stock, par value $0.0001 per share (“Common Stock”); and

(b) 20,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

The Common Stock and the Preferred Stock collectively are referred to as the “Capital Stock.”

What are the purposes and effects of the proposed amendment?

The proposed amendment would increase the number of shares of our common stock that we are authorized to issue from 40,000,000 to 100,000,000. The additional 60,000,000 shares would be a part of the only existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. At November 21, 2008, we had 27,913,627 shares of common stock issued and outstanding. Our board of directors believes it is desirable to increase the number of shares of common stock that we are authorized to issue to provide our company with adequate flexibility in the future. We have no present commitments, agreements, or intent to issue additional shares of common stock, other than with respect to currently reserved shares in connection with transactions in the ordinary course of our business or shares which may be issued under our stock option, stock purchase and other existing employee benefit plans.

The proposed amendment would permit the issuance of additional shares up to the new 100,000,000 maximum authorization without further action or authorization by stockholders (except as may be required in a specific case by law or the NASDAQ Global Select Market rules). Our board of directors believes it is prudent for our company to have this flexibility. The holders of our common stock are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. The proposed increase in the number of shares of common stock that we are authorized to issue is not intended to inhibit a change in control of our company. The availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of our company. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of our company. We are not aware of any pending or threatened efforts to acquire control of our company. The proposed amendment also would eliminate all obsolete references to the three previously issued and outstanding series of our common stock.

If the proposed amendment is approved by stockholders at the annual meeting, our company will cause articles of amendment to be filed with the office of the Delaware Secretary of State. It is anticipated that such filing would be made promptly following the annual meeting.

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” approval of the proposed amendment to our certificate of incorporation.

ITEM 4: ADOPTION OF AN EXECUTIVE SHORT TERM INCENTIVE PLAN

What am I voting on?

Stockholders are being asked to approve an executive short term incentive plan or “Short Term Plan.” The Short Term Plan is designed to qualify bonuses paid under the Short Term Plan as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code or “Code.” This enables us to exclude compensation payable under the Short Term Plan from the deduction limitations of Section 162(m), which generally precludes a deduction for compensation paid to a public company’s chief executive officer and next four highest compensated executive officers employed with the public company on the last day of the company’s tax year to the extent compensation for a taxable year to any such individual exceeds $1 million.

Our board of directors has adopted a resolution adopting the Short Term Plan, declaring its advisability and directing that the Short Term Plan be submitted to our stockholders for their consideration and approval at the annual meeting. If our stockholders approve the Short Term Plan, all amounts paid to employees and executive officers pursuant to the plan in forthcoming periods, including payments made at the end of our 2009 fiscal year, will be fully tax-deductible to our company, generating substantial after-tax savings.

A summary of the plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this proxy statement as Appendix A.

What are the purposes and effects of the Short Term Plan?

The purposes of the Short Term Plan are to promote our success; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m). Only those executive officers who are selected by the compensation committee of our board of directors are eligible to participate in the Short Term Plan. The compensation committee of our board of directors will administer the Short Term Plan.

Our board of directors reserves the right to amend or terminate the Short Term Plan at any time. However, unless otherwise prohibited by applicable law, any amendment required to conform the Short Term Plan to the requirements of Section 162(m) of the Code may be made by our compensation committee. No amendment may increase the maximum award payable under the Short Term Plan without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

Payment of compensation to participants under the Short Term Plan is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by our compensation committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for purposes of determining a participant’s right to payment in respect of an award under the Short Term Plan. The performance goals applicable to a performance period must be established in writing by the committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.

Performance goals under the Short Term Plan will be based upon one or more of the following business criteria for our company as a whole or any of its subsidiaries, operating divisions or other operating units: (i) earnings (either in the aggregate or on a per-share basis); (ii) growth or rate of growth in earnings (either in the aggregate or on a per-share basis); (iii) net income or loss (either in the aggregate or on a per-share basis); (iv) cash flow provided by operations, either in the aggregate or on a per-share basis; (v) growth or rate of growth in cash flow (either in the aggregate or on a per-share basis); (vi) free cash flow (either in the aggregate on a per-share basis); (vii) reductions in expense levels, determined either on a company-wide basis or in respect of any one or more business units; (viii) operating and maintenance cost management and employee productivity; (ix) stockholder returns (including return on assets, investments, equity, or gross sales); (x) return measures (including return on assets, equity, or sales); (xi) growth or rate of growth in return measures (including return on assets, equity, or sales); (xii) share price (including attainment of a specified per-share price during the applicable incentive period; growth measures and total stockholder return or attainment by the shares of a specified price for a specified period of time); (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and (xiv) achievement of business or operational goals such as market share and business development. The applicable incentive goals may be applied on a pre- or post-tax basis. When establishing the applicable incentive goals, our compensation committee may provide that the formula for such goals may include or exclude any unusual or nonrecurring items to measure specific objectives.

Target award levels are approved by our compensation committee and, to the extent consistent with Section 162(m) of the Code, performance goals may be based upon a participant’s attainment of personal objectives with respect to any of the performance goals: negotiating transactions and sales; business unit/department performance; profit margins; reduction of certain accounts receivable; achievement of subsidiary or departmental budgets or developing long-term business goals. Measurements of our or a participant’s performance against the performance goals established by the committee will be objectively determinable.

The compensation amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. Our compensation committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Short Term Plan. The maximum amount of incentive compensation payable under the Short Term Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period shall be the lesser of 400% of the participant’s base annual salary as in effect as of the last day of such Short Term Plan or $2,500,000.

Prior to making payments under the Short Term Plan, our compensation committee must certify in writing that at least one of the pre-established targets for that year was satisfied, and the committee minutes must reflect this certification.

What are the benefits to the named executive officers, directors and others?

For our 2009 fiscal year, our chief executive officer, chief operating officer, chief financial officer and executive vice president – FCStone L.L.C. are eligible for performance bonus awards under the Short Term Plan. The performance bonus for our chief executive officer, chief operating officer and chief financial officer (referred to in the plan as “Tier I”) will be established at 200% of base salary if the 17% target level of after-tax return on equity is realized. For all other participating officers of our company, including the remaining named executive officers, other than the senior vice president – FCStone Trading (referred to in the plan as “Tier II”), the performance bonus will be established at 160% of base salary if the target level is realized. For performance above or below target, the bonus percentage would increase or decrease by 11.8% of base salary for each percentage point increase or decrease in after-tax return on equity. The after-tax return on equity threshold for receiving a performance bonus has been set at 10%. The following table illustrates the percentage of base salary payouts in Tier I and Tier II for various after-tax return on equity targets under the performance bonus program for our 2008 fiscal year:

After-Tax Return on Equity Levels	Tier I Base Salary Percentages	Tier II Base Salary Percentages
Under 10%	0%	0%
10%	118%	94%
17%	200%	160%
20%	236%	188%
25%	295%	235%
30%	354%	282%

Section 162(m) of the Code provides that a publicly-traded company will not be able to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any “covered employee” of the company, subject to certain exemptions. “Covered employees” are essentially the individuals who were, at the end of the fiscal year, our chief executive officer and our four other most highly compensated executive officers (i.e., the named executive officers identified under the caption “ Summary Compensation Table” below). The annual compensation that is counted under Section 162(m) for purposes of the $1 million limit includes, among other things, base salary and cash bonuses. However, various forms of compensation are exempt from Section 162(m)’s general limitation on deductible compensation, including performance-based compensation paid under stockholder-approved plans that meet certain criteria. The Short Term Plan meets these criteria. See “Executive Compensation and Related Matters – Performance Bonus.”

How does our board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” approval of the adoption of the Short Term Plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

Communication with the Board

Our board of directors has established a process for stockholders to follow in sending communications to our board or its members. Stockholders who wish to communicate with our board or any of our directors may do so. Such communications must be addressed to our board or any such director in care of our corporate secretary at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116. Alternatively, such communications may be sent by e-mail to Board@fcstone.com. All such communications will be compiled by our corporate secretary and submitted to our board or the individual director, as applicable, on a periodic basis.

Neither our board of directors nor a specific director is required to respond to a stockholder communication. To avoid selective disclosure, our board or the individual director may respond to a stockholder’s communication only if the communication involves information which is not material or which is already public. In such case, our board of directors, as a whole, or the individual director may respond, if at all:

•	Directly, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate;

•

Indirectly through our corporate secretary or other designated officer, following consultation with our corporate secretary or other advisors or without additional consultation, as our board determines appropriate; or

•	Pursuant to such other means as our board determines appropriate from time to time.

If the communication involves material non-public information, our board of directors or the individual director will not provide a response to the stockholder concerning such information. Our company may, however, publicly provide information responsive to such communication if (following consultation with our advisors, as our board determines appropriate) our board determines disclosure is appropriate. In that case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.

Consideration of Director Nominees

In identifying and evaluating director nominees, the nominating and corporate governance committee of our board of directors may receive recommendations from management, from other directors and from stockholders. The committee reviews and considers information on each candidate and evaluates it in light of the needs and requirements of our company. The committee believes that our board and its committees should be comprised of persons who are of high character and integrity, who have a personal and professional reputation that is consistent with the image and reputation of our company, and who have expertise that may be useful to our company. The committee also considers various factors, including the independence of the candidate, as well as his or her education or special skills, areas of expertise, experience, age, business associations, reputation and other characteristics and qualities that the committee believes are likely to enhance the effectiveness of our board and its committees. In determining whether a director should be retained and stand for re-election, the committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our board and each committee on which such director serves.

Stockholders who wish the nominating and corporate governance committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the nominating and corporate governance committee in care of our corporate secretary at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116. All nominees, including those submitted by stockholders in accordance with these procedures, will be evaluated using generally the same methods and criteria described above, although those methods and criteria are not standardized and may vary from time to time. Stockholders also may submit director nominations to our company in accordance with the procedures described below under “Advance Notice of Stockholder Proposals.”

Committees of the Board

Our board of directors has established an executive committee, an audit committee, a compensation committee and a nominating and corporate governance committee. There currently are no other standing audit, compensation, nominating or other committees of our board of directors, or committees performing similar functions of our board. Members of the executive committee, audit committee, compensation committee and nominating and corporate governance committee serve at the pleasure of our board of directors.

Executive Committee. The executive committee of our board of directors consists of the chairman of the board and the two vice chairmen of the board – Bruce Krehbiel, Jack Friedman and Eric Parthemore, respectively. Currently, Bruce Krehbiel serves as chairman of the executive committee. With certain exceptions specified in our bylaws, the executive committee is empowered to exercise all powers of our board of directors between regular board meetings. The executive committee met two times during our 2008 fiscal year.

Audit Committee. The audit committee of our board of directors currently is comprised of Daryl Henze, its chairman, Brent Bunte, Bruce Krehbiel and Eric Parthemore. Each member of the audit committee is independent as defined by NASDAQ’s independence standards. In addition, our board of directors has determined that Daryl Henze meets the SEC’s definition of an “audit committee financial expert.” The audit committee is responsible for reviewing our financial statements, audit reports, internal financial controls and the services performed by the independent registered public accounting firm, and for making recommendations with respect to those matters to our board of directors. A more complete description of the audit committee’s functions is provided in its charter, a copy of which is available on our internet website (www.fcstone.com) by clicking on the “Governance” tab under “Investor Relations.” The audit committee met ten times during our 2008 fiscal year.

Compensation Committee. The compensation committee of our board of directors currently is comprised of Bruce Krehbiel, its chairman, Jack Friedman and Eric Parthemore. Each member of the compensation committee is independent as defined by NASDAQ’s independence standards. The committee is responsible for reviewing and making recommendations to our board of directors with respect to compensation of executive officers and other compensation matters and awards. Our chief executive officer assists the committee from time to time on a variety of compensation matters, including making recommendations for the appropriate salaries and bonuses of our executive officers (other than our chief executive officer). The committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts. For our 2008 fiscal year, the committee retained Hay Group, Inc. as compensation consultant to the committee with respect to compensation for our executive officers, including our chief executive officer. The compensation consultant reports directly to the committee. All projects performed by the compensation consultant are reviewed, discussed and approved by the committee. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.fcstone.com) by clicking on the “Governance” tab under “Investor Relations.” The compensation committee met nine times during our 2008 fiscal year.

Nominating Committee. The nominating and corporate governance committee of our board of directors is responsible for the director nomination process, including evaluating and recommending director nominees and committee appointments. It also is responsible for various other governance related matters, including an annual board assessment. A more complete description of the committee’s functions is provided in its charter, a copy of which is available on our internet website (www.fcstone.com) by clicking on the “Governance” tab under “Investor Relations.” The members of the nominating and corporate governance committee are Jack Friedman, its chairman, Doug Derscheid and Kenneth Hahn, each of whom is independent, as defined by NASDAQ’s independence standards. The committee met two times during our 2008 fiscal year.

Meetings of the Board

During our 2008 fiscal year, our board of directors held 14 meetings. Each director attended at least 75% of the total meetings of the board of directors and of the committees of the board on which he served during the fiscal year. Our company’s directors discharge their responsibilities throughout the year, not only at such board of directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to our company.

Directors are encouraged by our company to attend our annual meeting of stockholders if their schedules permit, but our company does not otherwise have a policy regarding such attendance. All directors were present at the annual meeting of the stockholders held on January 10, 2008.

Code of Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to all employees, officers and directors. A copy of the code of business conduct and ethics is available to any stockholder who requests it by writing to our corporate secretary at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116. It also is available on our internet website (www.fcstone.com) by clicking on the “Governance” tab under “Investor Relations.” Any substantive amendment to, or waiver from, a provision of this code that applies to our principal executive officer or principal financial officer will be disclosed on our internet website.

Director Compensation

Only outside (non-employee) members of our board of directors receive compensation for their service to our company as a director. Prior to November 8, 2007, members of our board of directors received a quarterly retainer, a per diem board meeting payment and a per diem committee meeting payment of $3,750, $1,000 and

$1,000, respectively. On November 8, 2007, the quarterly retainer, per diem board meeting payment and per diem committee meeting payment were increased to $12,500, $1,500 and $1,500, respectively. Per diem committee meeting payments are not made if the committee meeting is held on the same day as a board meeting and only one per diem committee meeting payment will be payable if more than one committee meeting is held on the same day. In addition to the per diem meeting payments, the board chairman, the audit committee chairman and the vice chairmen receive a quarterly retainer of $8,750, $3,750 and $2,500, respectively. Finally, each director receives an annual grant of restricted stock having a fair value of $50,000 on the date of our annual meeting of stockholders. Compensation earned in our 2008 fiscal year by our directors (other than those who are named executive officers in the summary compensation table under “Executive Compensation and Related Matters”) for service on the board and its committees is presented in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Andresen	66,750	33,310	—	—	—	—	100,060
Brent Bunte	73,000	33,310	—	—	—	—	106,310
Doug Derscheid	68,250	33,310	—	—	—	—	101,560
Jack Friedman	82,833	33,310	—	—	—	—	116,143
Kenneth Hahn	66,750	33,310	—	—	—	—	100,060
Daryl Henze	83,583	33,310	—	—	—	—	116,893
Bruce Krehbiel	107,167	33,310	—	—	—	—	140,477
Tom Leiting	70,500	33,310	—	—	—	—	103,810
Eric Parthemore	76,583	33,310	—	—	—	—	109,893
Dave Reinders	67,500	33,310	—	—	—	—	100,810
Rolland Svoboda	67,500	33,310	—	—	—	—	100,810

(1)	The amounts in this column include quarterly retainer fees, meeting and activity fees and chairman and executive committee retainer fees received for service as a director, as follows:

Name	Quarterly Retainers ($)	Meeting and Activity Fees ($)	Chair/Executive Committee Retainers ($)	Total Fees Paid in Cash ($)
David Andresen	48,750	18,000	—	66,750
Brent Bunte	48,750	14,250	10,000	73,000
Doug Derscheid	48,750	19,500	—	68,250
Jack Friedman	48,750	24,500	9,583	82,833
Kenneth Hahn	48,750	18,000	—	66,750
Daryl Henze	48,750	20,250	14,583	83,583
Bruce Krehbiel	48,750	24,250	34,167	107,167
Tom Leiting	48,750	21,750	—	70,500
Eric Parthemore	48,750	18,250	9,583	76,583
Dave Reinders	48,750	18,750	—	67,500
Rolland Svoboda	48,750	18,750	—	67,500

(2)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with SFAS No. 123R, for shares of restricted stock awarded to each named director. Assumptions used in the calculation of these amounts are contained in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for our 2008 fiscal year. The grant date fair value, computed in accordance with SFAS No. 123R, of the shares of restricted stock awarded to each named director in our 2008 fiscal year was as follows: Mr. Andresen ($50,000); Mr. Bunte ($50,000); Mr. Derscheid ($50,000); Mr. Friedman ($50,000); Mr. Hahn ($50,000); Mr. Henze ($50,000);

Mr. Krehbiel ($50,000); Mr. Leiting ($50,000); Mr. Parthemore ($50,000); Mr. Reinders ($50,000); and Mr. Svoboda ($50,000). As of August 31, 2008, the aggregate number of unvested shares of restricted stock held by each named director was as follows: Mr. Andresen (1,051); Mr. Bunte (1,051); Mr. Derscheid (1,051); Mr. Friedman (1,051); Mr. Hahn (1,051); Mr. Henze (1,051); Mr. Krehbiel (1,051); Mr. Leiting (1,051); Mr. Parthemore (1,051); Mr. Reinders (1,051); and Mr. Svoboda (1,051).

(3)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with SFAS No. 123R, for option awards granted to each named director. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for our 2008 fiscal year. The grant date fair value, computed in accordance with SFAS No. 123R, of the stock options granted to each named director in our 2008 fiscal year was as follows: Mr. Andresen ($0); Mr. Bunte ($0); Mr. Derscheid ($0); Mr. Friedman ($0); Mr. Hahn ($0); Mr. Henze ($0); Mr. Krehbiel ($0); Mr. Leiting ($0); Mr. Parthemore ($0); Mr. Reinders ($0); and Mr. Svoboda ($0). As of August 31, 2008, the aggregate number of vested and unvested stock options held by each named director was as follows: Mr. Andresen (22,500); Mr. Bunte (44,250); Mr. Derscheid (23,250); Mr. Friedman (65,475); Mr. Hahn (26,250); Mr. Henze (9,250); Mr. Krehbiel (84,500); Mr. Leiting (58,500); Mr. Parthemore (63,975); Mr. Reinders (44,625); and Mr. Svoboda (52,576).

Compensation Committee Interlocks and Insider Participation

During our 2008 fiscal year, Messrs. Krehbiel, Parthemore and Friedman served on the compensation committee of our board of directors. None of the members of our compensation committee is currently or was formerly a company officer or employee. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC’s rules and regulations. Each member of our compensation committee – Jack Friedman, Bruce Krehbiel and Eric Parthemore – has an interest in reportable transactions as set forth under “Related Party Transactions” below.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis or “CD&A” describes the material elements of compensation of our president and chief executive officer, our chief financial officer, our former chief financial officer and each of our next three most highly compensated executive officers for our 2008 fiscal year, collectively referred to as our “named executive officers.” It also provides information on our compensation philosophy, our compensation policies and programs designed to achieve our compensation objectives and the compensation for the members of our board of directors. This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tabular and narrative disclosure that follows the Summary Compensation Table.

Objectives and Philosophy of our Executive Compensation Program

The overall goal of our compensation programs is to attract and retain the talented executives and employees needed to achieve our business objectives at an appropriate cost to our stockholders, as well as to ensure that an appropriate relationship exists between pay, our financial performance and the creation of long-term stockholder value. Our compensation program has four principal components:

Base salary:	Designed to compensate employees competitively relative to the market;

Performance bonus:	Designed to reward short-term performance, particularly the achievement of annual performance objectives;

Long-term incentives:	Designed to encourage creation of long-term stockholder value and reward long-term performance; and

Benefits:	Designed to provide competitive benefits.

Our company has a longstanding guiding philosophy that executive compensation should be based on the principle of “pay-for-performance.” Accordingly, a significant portion of executive compensation is directly related to our company’s performance, as measured by pretax return on equity, during the applicable fiscal year. Our company does not focus on the short-term performance of our common stock, whether favorable or unfavorable, based on our view that the price of our common stock will, in the long-term, reflect our operating performance and, ultimately, the management of our company by our executives. In pursuit of these objectives, our executive compensation program consists of two main elements, broadly categorized as “short-term compensation” and “long-term compensation.” The general elements of each, both of which are more thoroughly described in this CD&A, are as follows:

•

Short-Term Compensation: Our company attempts to pay our executives annual base salary and bonus compensation at competitive levels. Certain perquisites that have been judged to be reasonable and appropriate to provide competitive compensation for our senior executives.

•

Long-Term Compensation: Long-term compensation is provided primarily through grants under our 2006 equity incentive plan, which provides for grants of: incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance and annual incentive awards. By granting equity awards in long-term compensation, executives are rewarded in relation to the increased share value resulting from long-term improved financial performance.

Our equity incentive plan was implemented in 2006. In 2008, the compensation committee of our board of directors formulated a program to systematize long-term incentive awards. Under the program, our compensation committee will make award determinations beginning in 2008 and thereafter, at the board meeting held shortly after the conclusion of each fiscal year. There are 3,375,000 shares of our common stock reserved for grants under our equity incentive plan, of which 2,925,000 shares have been allocated with respect to previously awarded equity grants, including those made in connection with our company’s initial public offering of common stock.

We have established an employee stock ownership plan or “ESOP.” An ESOP is a special type of qualified retirement plan described in and subject to requirements contained in the Internal Revenue Code of 1986, referred to as the “Code”, and the Employee Retirement Income Security Act of 1974 or “ERISA.” By definition, an ESOP must be designed to invest primarily in the capital stock of the sponsoring employer. Participants in our 401(k) retirement plan are eligible to participate in the ESOP. When the ESOP was established, each participant was given a one-time opportunity to transfer up to 33% of the assets in the participant’s 401(k) plan account to the ESOP. Following the establishment of the ESOP, our company matching contributions under the 401(k) plan for all eligible ESOP participants were made to the ESOP, where they are invested in our common stock.

To ensure that our programs are reasonable and competitive, we target our total compensation and benefit opportunities at the median of our selected peer group. For more information on our benchmarking practices, we refer you to the discussion below under the caption “Benchmarking.” Compensation or amounts realized by executives from prior compensation, such as gains from previously granted equity awards, generally are not taken into account in setting other elements of compensation, such as annual base salary and bonus.

Our compensation philosophy specifically does not permit:

•	repricing of stock options;

•	backdating of stock options; or

•	granting of personal loans to executives officers and board members.

Description of Each Element of Compensation

We target our overall compensation of executives at the median of the competitive market relative to each position’s duties and level of responsibility. However, we weight the various elements differently in order to conform our overall compensation program to our principal philosophy of paying for performance. As a result, each of our compensation element targets will compare differently with our selected peer group members, but overall our compensation targets are designed to compensate our executives at levels that approximate the median of total compensation of our selected peer group. Upon review of competitive market data with our compensation consultant, Hay Group, Inc., it was determined that our existing executive compensation overall was significantly below the median of the competitive market as reflected by our selected peer group. At the same time, our company expects its executives to perform at levels that significantly exceed median performance. Many of the developments with respect to our company’s executive compensation program discussed below reflect an intention to move executive compensation to median levels.

Base Salary. Our compensation philosophy has lead us to the practice of establishing base salary levels below the median of the competitive market relative to each position’s duties and level of responsibility. By doing so, we can emphasize the performance-based aspects of our compensation program with performance-based bonuses and long-term incentive compensation. Following our 2007 fiscal year, we established a practice for annual reviews of the range of our base salaries based upon similar job duties and levels of responsibility in comparison with those of similar positions in the market. From this analysis, we establish a competitive range for each position that guides our analysis. Individual base salaries are based upon an evaluation of individual factors, such as past and current performance, experience in the position, potential for growth and development with our company, level and scope of responsibility, and internal fairness – how a position compares in scope and responsibility to other positions within our company.

Our compensation committee annually evaluates base salaries for the named executive officers. Following our 2007 fiscal year, the committee recommended to our board of directors, and our board approved, a base salary increase for our chief executive officer from $400,000 in fiscal 2007 to $550,000 in fiscal 2008, as well as increases for each of the other named executive officers. For our 2009 fiscal year, our compensation committee determined not to raise base salaries as part of a decision to keep compensation levels flat after a disappointing year with respect to stock value. The base salaries earned by each of our named executive officers for our 2007 and 2008 fiscal years are set forth in the Summary Compensation Table below.

Performance Bonus. Our executive short-term incentive plan is tied to our pre-established objective performance metric of our company’s after-tax return on equity. We believe compensating our management based on our company’s overall achievement of return on equity supports our philosophy of pay-for-performance and the achievement of long-term stockholder value creation. Our board utilizes this metric (as well as others) in evaluating our company’s performance.

For our 2008 fiscal year, our compensation committee approved a formula for calculating performance bonuses under the short-term incentive plan based upon advice from Hay Group, Inc. In their approval process, the committee considered competitive market data of performance bonuses for comparable positions with comparable scope and responsibilities. The committee also considered competitive market data to establish the target. Based upon the selected peer group, the committee determined that the median level of after-tax return on equity realized by peers in the group was approximately 17% for 2006, with a median short-term incentive for chief executive officers of approximately 169% of base salary. Having established our chief executive officer’s annual base salary at 85% of the median annual base salary of the peer group, in order to approximate an overall median compensation level, the committee determined that the targeted performance bonus should be approximately 120% of the median. This equated to a performance bonus of approximately 200% of base salary payable if median performance of 17% after-tax return on equity is met. For performance above or below target, the bonus percentage would increase or decrease by 11.8% of base salary for each percentage point increase or decrease in after-tax return on equity. The committee decided to set the after-tax return on equity threshold at 10%. The committee believes that this approach will cause total compensation (base salary, performance bonus and long term incentive compensation) to approximate median total compensation levels in the competitive market. However, if our company exceeds median performance, as compared to the peer group, executives will receive significant short-term incentive bonuses. This is consistent with our company’s philosophy to pay superior compensation for superior performance.

For our 2008 fiscal year, the performance bonus for our chief executive officer, chief operating officer and chief financial officer (referred to in the plan as “Tier I”) was established at 200% of base salary if the 17% target level of after-tax return on equity is realized. For all other participating officers of our company, including the remaining named executive officers, other than the senior vice president – FCStone Trading (referred to in the plan as “Tier II”), the performance bonus was established at 160% of base salary if the target level is realized. The following table illustrates the percentage of base salary payouts in Tier I and Tier II for various after-tax return on equity targets under the performance bonus program for our 2008 fiscal year:

After-Tax Return on Equity Levels	Tier I Base Salary Percentages	Tier II Base Salary Percentages
Under 10%	0%	0%
10%	118%	94%
17%	200%	160%
20%	236%	188%
25%	295%	235%
30%	354%	282%

Our compensation committee has discretion to make adjustments to the annual cash earnings performance target to reflect positive or negative effects of external events outside the control of our senior management, such as litigation or regulatory changes in accounting or taxation standards. Such adjustments may also reflect positive or negative effects of unusual or significant strategic events that are within the control of our senior management that were not contemplated at the time the metric was established and that were undertaken with an expectation of improving our long-term financial performance, such as acquisitions or strategic relationships. Our compensation committee did not utilize its discretion to modify our pre-established annual cash earnings performance target.

For our 2009 fiscal year, our compensation committee elected not to revise the performance bonus program.

Long Term Incentive. Long-term incentive grants of equity are important to reflect an alignment with stockholder value creation and a competitive mix of long- and short-term incentives. Our program is designed to reward and encourage the success and contributions of our employees, which leads to value creation for our company and our stockholders. Under our equity incentive plan, all officers are eligible for annual stock option and restricted stock grants. All non-officers are eligible for one-time grants based on length of service and annual discretionary grants based on individual performance. Grants prior to 2008 are subject to a five-year vesting schedule with 20% vesting upon each one-year anniversary of the grant. There are 3,375,000 shares of our common stock reserved for grants under our equity incentive plan, of which 2,925,000 shares have been allocated with respect to previously awarded equity grants, including those made in connection with our company’s initial public offering of common stock.

In June 2008, our company adopted an executive long term incentive plan or “Long Term Plan” that establishes incentive awards for our chief executive officer (Tier I), chief operating officer (Tier II), chief financial officer and executive vice president – FCStone LLC (Tier III) based on our after-tax return on equity or “ROE”. ROE is determined as the sum of our consolidated net income and interest expense on our subordinated debt, divided by the sum of our average combined quarterly equity (including common stock held by our ESOP) and our average combined quarterly subordinated debt. It is the intention of our compensation committee that equity award determinations will be made shortly after each fiscal year. For our 2008 fiscal year, the threshold award level, target award level and maximum award level are determined by reference to ROE percentages of 10%, 17% and 31%, respectively. The incentive award for reaching the threshold level of ROE is 150% of Base Salary for Tier I, 120% of Base Salary for Tier II, and 105% of Base Salary for Tier III. The incentive award for reaching the target level of ROE is 300% of Base Salary for Tier I, 240% of Base Salary for Tier II, and 210% of Base Salary for Tier III. The incentive award is capped at 600% of Base Salary for Tier I, 480% of Base Salary for Tier II and at 420% of Base Salary for Tier III.

We utilized the same 17% after-tax return on equity target used in connection with the performance bonus, in order to approximate an overall median compensation level. Our compensation committee believes that this approach will cause total compensation (base salary, performance bonus and long term incentive compensation) to approximate median total compensation levels in the competitive market. However, if our company exceeds median performance, as compared to the peer group, executives will receive significant awards under the long term incentive plan. This is consistent with our company’s philosophy to pay superior compensation for superior performance. The following table illustrates the percentage of base salary payouts in Tier I, Tier II and Tier III for various after-tax return on equity results under the long term incentive plan for our 2008 fiscal year:

ROE Level		Tier I Base Salary Percentages	Tier II Base Salary Percentages	Tier III Base Salary Percentages
Under 10%		0%	0%	0%
10%	Threshold	150%	120%	105%
17%	Target	300%	240%	210%
20%		364%	291%	255%
25%		471%	377%	330%
30%		579%	463%	405%
31%	Maximum	600%	480%	420%

Incentive awards under the long term incentive plan are intended to be made in the form of restricted common stock and stock options pursuant to our 2006 Equity Incentive Plan as follows:

•

75% of the amount is to be awarded in the form of restricted common stock having an aggregate value (based on the closing price of common stock on date of grant) equal to such portion of the award. Restricted common stock vests 25% on each of the first four anniversaries of the date of grant.

•

25% of the amount is to be awarded in the form of stock options. The number of options granted is determined to have an aggregate value (based on a Black-Scholes calculation) equal to such portion of the award. Stock Options vest 25% on each of the first four anniversaries of the date of grant, and expire ten years after the date of grant, if not earlier terminated pursuant to the terms thereof.

Upon termination of a participant’s employment, such participant’s unvested equity grants will be immediately forfeited, except to the extent provided in our 2006 Equity Incentive Plan and related grant documents or in such participant’s employment agreement. In order for a participant to be eligible to receive an award for our fiscal year, the participant must have been employed by the company on the last date of the fiscal year.

As a result of the recent declines in the company’s stock price, our 2006 Equity Incentive Plan does not provide a sufficient number of shares to satisfy the company’s commitments for 2008 awards under the Long Term Plan. The compensation committee retains the discretion to determine the form of payment to be made under the Long Term Plan for our 2008 fiscal year, and is considering alternative forms of payments.

For our 2009 fiscal year, our compensation committee has determined not to make any additional changes to the Long Term Plan.

Benefits. All eligible employees, including the named executive officers, participate in our benefit programs. We provide health and welfare benefits, including medical and dental coverage, disability insurance benefits based on two-thirds of base pay and life insurance benefits based on three times base pay. In addition our named executive officers are eligible to participate in our 401(k) retirement plan, the ESOP and our deferred compensation plans. Qualified and non-qualified retirement benefits provided to the named executive officers for our 2007 fiscal year are set forth in the Pension Benefits Table and the Non-Qualified Deferred Compensation Table.

Benchmarking

We target total compensation opportunities at the median level of peer companies. To ensure that our compensation programs are properly benchmarked, we review a number of sources of competitive compensation data and have established a peer group against which we benchmark compensation. We analyze compensation relative to market median levels, making adjustments for market conditions and special considerations as appropriate. In reviewing competitive published survey compensation data obtained from Hay Group, Inc., in 2008 we developed a list of 19 companies included in their proprietary database, consisting of three asset managers, one banking firm, 11 investment services companies, two life insurance companies, one property and casualty insurance company and one specialty finance company. This group of companies consists of:

• AG Edwards	• MF Global Ltd.

• The Blackstone Group	• National Financial Partners Corp.

• CME Group, Inc.	• Penson Worldwide Inc.

• Corus Bancshares Inc.	• Philadelphia Consolidated Holding Corp.

• GFI Group Inc.	• Raymond James Financial Inc.

• Interactive Brokers Group, Inc.	• SEI Investments Co.

• Jefferies Group Inc.	• StanCorp Financial Group Inc.

• KBW Inc.	• Universal American Financial Corp.

• Knight Capital Group Inc.	• Waddell & Reed Financial Inc.

• LaBranche & Co. Inc.

Our compensation committee selected this peer group, after consultation with management and its consultant, in an effort to establish a group that could be comparable in many aspects with our company, when considering such factors as the type of services provided and the relative size of the organization as measured by number of employees, comparable market capitalization and revenues. However, we were unable to identify any company for inclusion in our peer group that is substantially identical to our company in terms of the size, scope and nature of operations.

Role of Executive Officers in Compensation Decisions

Our compensation committee approves base pay adjustments and annual bonus awards for each named executive officer based on individual performance reviews. Our chief executive officer discusses the performance reviews and make recommendations to the committee on annual base salary and performance bonus awards. The committee approves all equity grants made to the members of management and other employees in accordance with the terms of our equity incentive plan. The committee works with our chief executive officer and other senior management members in a collaborative nature with respect to substantially all compensation and benefit decisions.

Hedging and Speculative Stock Transactions

We prohibit our executive officers and members of our board of directors from engaging in hedging transactions relative to their ownership of our common stock. We believe this policy serves to further align the interests of our executive officers and directors with those of our company and its stockholders and ensures that such individuals share in the risks and rewards of the ownership of our common stock.

Other Benefits and Perquisites

We provide limited perquisites and other personal benefits to our executive officers that we believe are moderate and consistent with our overall compensation program. During 2008, our compensation committee proposed new employment agreements for our chief executive officer, chief operating officer and chief financial officer. In connection with this process, our company agreed to reimburse those executive officers for legal fees related to the negotiation and preparation of those agreements.

Compensation Committee and Board Review of Total Compensation

Our compensation committee and board of directors annually review aggregate compensation for our chief executive officer and all other named executive officers. The components of aggregate compensation reviewed include, but are not limited to, annual base salary, annual performance bonus, long-term equity compensation, including the in-the-money value of all equity grants and monetized gains, and the value of all qualified and non-qualified retirement contributions.

Employment Contracts and Retention Agreements

Our company has entered into employment agreements with our chief executive officer and each of the other named executive officers. These agreements are discussed in more detail below under the caption “Employment Agreements.” Our compensation committee recently approved new employment agreements with our chief executive officer, chief operating officer and chief financial officer.

Severance Benefits

A description of our severance policies and practices and the estimated amounts that would be payable to our named executive officers under certain circumstances are set forth below under the caption “Change in Control Severance Plan.”

Board of Directors Compensation

Similar to our philosophy on executive compensation, we target the median of the competitive market for compensation of our board of directors. The primary components of our director compensation package consist of an annual retainer, committee and board meeting fees, annual retainers for the chairman, the vice chairmen and audit committee chairman, and annual equity grants.

The compensation of our board members is set forth below in the table entitled “Director Summary Compensation Table.”

Compensation Committee Responsibilities

Our compensation committee currently consists of three directors, each of whom is independent, as defined by NASDAQ’s independence standards, and each of whom is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. The primary responsibilities of our compensation committee are to review and approve compensation arrangements for senior management, review and recommend compensation arrangements for our board of directors, adopt compensation plans in which senior management is eligible to participate and oversee matters relating to employee compensation, employee benefit plans and employee incentive programs. A more complete description of the committee’s responsibilities is presented above under the caption “Corporate Governance and Board Matters – Committees of the Board – Compensation Committee.” The committee typically meets in executive session without management present for a portion of each meeting.

Use of Outside Consultants

Our compensation committee retains Hay Group, Inc., an outside compensation and benefits consulting firm, from time to time to respond directly to the committee and its inquiries regarding management pay, compensation design and other related matters. The committee may ask that management participate in these engagements. Management has retained Vedder, Price, Kaufman & Kammholz, P.C. to provide legal advice and consultation with respect to management pay, compensation design and other related matters. The committee has approved the reimbursement of management for the cost of these services.

Tax and Accounting Implications

Limit on Tax-Deductible Compensation. Section 162(m) of the Internal Revenue Code or the “Code” imposes a $1 million limit on the deduction that we may claim in any tax year with respect to compensation paid to any of the Named Executive Officers. However, the Internal Revenue Service or “IRS” allows for certain types of performance-based exemptions to this $1 million limit, provided that the compensation plan meets certain IRS requirements. Compensation payable solely on account of attainment of one or more performance goals is not subject to the deduction limit if: (i) the performance goals are objective, pre-established and determined by a committee comprised solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote; and (iii) the committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

Non-Qualified Deferred Compensation. Our company claims tax deductions on company contributions made on behalf of plan participants, including the named executive officers, under our non-qualified plans at the time of benefit payment.

Accounting for Share-Based Compensation. Effective September 1, 2006, our company adopted Statement of Financial Accounting Standard No. 123R, “Share-Based Payment” using the modified prospective transition method, which requires the measurement and recognition of compensation expense based on estimated fair values beginning September 1, 2006 for all share-based payment awards made to employees and directors.

Compensation Committee Report

The compensation committee of our board of directors has reviewed and discussed with management the above Compensation Discussion and Analysis required by Item 402(b) of the SEC’s Regulation S-K. Based on such review and discussions, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Bruce Krehbiel	Jack Friedman	Eric Parthemore

Summary Compensation Table

The following summary compensation table summarizes the compensation paid or accrued by our company in the fiscal years indicated with respect to our chief executive officer, our principal financial officer, our former principal financial officer, and our three other most highly compensated executive officers. In this proxy statement, these individuals are referred to as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All other Compensation ($)(5)	Total ($)
Paul G. (Pete) Anderson,	2008	550,000	—	—	—	1,395,324	834,011	1,984,959	4,764,294
President & Chief Executive Officer	2007	400,000	—	—	136,385	942,771	375,768	24,526	1,879,450
Stephan Gutierrez,	2008	330,000	—	—	—	827,870	44,431	953,615	2,155,916
Executive Vice President & Chief Operating Officer	2007	240,000	—	—	61,993	553,199	21,036	9,960	886,188
Jeff Soman,	2008	275,000	—	—	—	562,553	51,471	9,740	898,764
Executive Vice President – FCStone, LLC	2007	210,000	—	—	61,993	399,111	27,293	9,150	707,547
William J. Dunaway,	2008	200,000	—	—	—	409,129	8,624	510,115	1,127,868
Executive Vice President & Chief Financial Officer (7)
Robert V. Johnson,	2008	93,750	—	—	—	217,054	873,434	21,651	1,205,889
Former Executive Vice President & Chief Financial Officer	2007	185,000	—	—	—	426,424	346,612	9,178	967,214
Eric Bowles,	2008	200,000	—	—	—	875,820	12,510	510,982	1,599,312
Senior Vice President – FCStone Trading, LLC	2007	140,000	—	—	37,196	444,255	9,494	9,881	640,826

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with SFAS No. 123R, for stock awards granted to our named executive officers. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K, as amended, for our 2008 fiscal year.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, in accordance with SFAS No. 123R, for option awards granted to our named executive officers. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K , as amended, for our 2008 fiscal year.

(3)	The amounts in this column reflect (i) compensation under our executive short-term incentive plan for each named executive officer other than Mr. Bowles, (ii) incentive compensation based upon commissions for Mr. Bowles, (iii) cash deferred compensation contributions credited to Mr. Anderson for the applicable fiscal year under our CEO deferred compensation plan (described under the caption “Nonqualified Deferred Compensation” below) based upon his short-term incentive plan compensation and (iv) cash deferred compensation credited to each named executive officer other than Mr. Anderson for the applicable fiscal year under our mutual commitment compensation plan (described under the caption “Nonqualified Deferred Compensation” below) based on his annual base salary, in the case of Messrs. Gutierrez, Soman, Dunaway and Johnson, or his total personal cash compensation, in the case of Mr. Bowles, with respect such fiscal year, as follows:

		Fiscal Year
Name	Compensation Type	2008 ($)	2007 ($)
Paul G. (Pete) Anderson	Short-term incentive	1,273,385	812,928
	Deferred compensation	121,939	129,843
Stephan Gutierrez	Short-term incentive	764,031	487,757
	Mutual commitment	63,883	65,443
Jeff Soman	Short-term incentive	509,354	341,850
	Mutual commitment	53,236	57,262
William J. Dunaway	Short-term incentive	370,439	—
	Mutual commitment	38,717	40,863
Robert V. Johnson	Short-term incentive	217,054	375,979
	Mutual commitment	—	50,445
Eric Bowles	Commission-based incentive	845,582	354,383
	Mutual commitment	30,260	89,871

(4)	The amounts in this column only reflect the actuarial increase in the present value of the named executive officer’s benefits under all qualified and non-qualified pension plans established by our company, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.
(5)	The amounts in this column for our 2008 fiscal year reflect (i) life insurance premiums and ESOP contributions paid by our company for each of the named executive officers, (ii) in the case of Mr. Anderson, club membership dues paid by our company and our incremental cost of his personal use of a company vehicle, (iii) in the case of Mr. Johnson, amounts paid or accrued in connection with his retirement from our company, (iv) the reimbursement of legal fees incurred by Messrs. Anderson, Gutierrez and Dunaway in connection with the negotiation and preparation of their employment agreements, and (v) with respect to Messrs. Anderson, Gutierrez, Dunaway and Bowles, amounts earned under our Long Term Plan of $1,967,083, $943,605, $501,072 and $501,072, respectively. As a result of the recent declines in our stock price, the Equity Plan does not provide a sufficient number of shares to satisfy our company’s commitments for 2008 awards of restricted stock and stock options under the Long Term Plan. Our compensation committee retains the discretion to determine the form of payment to be made under the Long Term Plan for the 2008 fiscal year, and is considering alternative forms of payments.
(7)	Mr. Dunaway became our Executive Vice President and Chief Financial Officer upon the retirement of Robert V. Johnson in January, 2008.

Grants of Plan-Based Awards

During our 2008 fiscal year, there were no grants of plan-based awards to named executive officers.

Option Exercises and Stock Vesting

The following table sets forth information with respect to each named executive officer concerning the exercise of options, and acquisition of shares on vesting, during our 2008 fiscal year.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul G. (Pete) Anderson	92,785	3,996,096	—	—
Stephan Gutierrez	40,000	1,433,200	—	—
Jeff Soman	57,000	2,021,160	—	—
William J. Dunaway	12,000	422,880	—	—
Robert V. Johnson	67,500	2,400,809	—	—
Eric Bowles	17,000	605,930	—	—

(1)	Determined by subtracting the exercise price of the options exercised from the closing market price of the underlying shares of our common stock on the date of such options were exercised.
(2)	Determined based on the closing market price of our common stock on the vesting date for the shares.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to each named executive officer concerning equity awards held as of August 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul G. (Pete) Anderson	334,715	—		—	5.50	6/13/16	—	—	—	—
	49,500	198,000	(1)	—	16.00	3/15/17	—	—	—	—
Stephan Gutierrez	117,500	—		—	5.50	6/13/16	—	—	—	—
	22,500	90,000	(1)	—	16.00	3/15/17	—	—	—	—
Jeff Soman	112,500	—		—	5.50	6/13/16	—	—	—	—
	10,500	90,000	(1)	—	16.00	3/15/17	—	—	—	—
William J. Dunaway	33,000	—		—	5.50	6/13/16	—	—	—	—
	9,000	36,000	(1)	—	16.00	3/15/17	—	—	—	—
Robert V. Johnson	135,000	—		—	5.50	6/13/16	—	—	—	—
Eric Bowles	28,000	—		—	5.50	6/13/16	—	—	—	—
	13,500	54,000	(1)	—	16.00	3/15/17	—	—	—	—

(1)	The original grant of options became exercisable as to 20% of the underlying shares on March 15, 2008, and will become exercisable as to 20% of the underlying shares on March 15, 2009, March 15, 2010, March 15, 2011 and March 15, 2012, respectively.
(2)	Determined based on the closing market price of our common stock on August 29, 2008.

Nonqualified Deferred Compensation

The following table sets forth information with respect to each named executive officer concerning contributions, earnings and distributions under our CEO deferred contribution plan and under our mutual commitment compensation plan in our 2008 fiscal year, as well as the fiscal year-end balances as of August 31, 2008.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Paul G. (Pete) Anderson (1)	—	121,939	38,452	2,043	487,136
Stephan Gutierrez (2)	—	63,839	—	—	271,263
Jeff Soman (2)	—	53,199	—	—	216,595
William J. Dunaway (2)	—	38,690	—	—	115,975
Robert V. Johnson (2)	—	—	223	8,466	170,246
Eric Bowles (2)	—	30,239	—	—	268,638

(1)	For this individual the amounts shown relate to our CEO deferred compensation plan, which plan is described below under the caption “CEO Deferred Compensation Plan.”
(2)	For this individual the amounts shown relate to our mutual commitment compensation plan, which plan is described below under the caption “Mutual Commitment Compensation Plan.”

CEO Deferred Compensation Plan. Under our CEO deferred compensation plan, deferred compensation is credited to Mr. Anderson in January of each year in an amount equal to 15% of his annual incentive bonus for the preceding fiscal year. Each contribution to the deferred compensation plan vests in equal amounts over a five-year period, commencing on December 31 of the year in which the contribution is made. If Mr. Anderson leaves our company due to his total disability, death or retirement (which continues for a period of at least one year), his deferred compensation will fully vest. If he leaves our company for any other reason, he will be entitled only to the vested portion of his deferred compensation and will lose the right to any unvested amounts.

Mutual Commitment Compensation Plan. Under our mutual commitment compensation plan, certain key management employees, including Messrs. Gutierrez, Soman and Dunaway and, prior to his retirement, Mr. Johnson (referred to in the plan as “executives”), as well as risk management consultants being compensated primarily on a commission basis, grain merchandisers and sales managers, including Mr. Bowles (referred to in the plan as “sales staff”), are eligible to receive deferred compensation awards. Each participant must have an employment agreement with our company and must have been employed by our company for at least three consecutive years. Deferred compensation is credited to each participant within 60 days after the end of each fiscal year in an amount targeted to equal 15% of his annual base salary for such fiscal year, in the case of executive participants, and in an amount equal to 10% of his total personal cash compensation, in the case of sales staff participants. Currently, this targeted amount would be realized if our company’s pre-tax return on equity is 25% or greater, and would be proportionately reduced if it our pre-tax return on equity is positive but less than 25%. Each contribution to the plan vests after five years. If a participant leaves our company due to his total disability, death or retirement, and he is not in violation of his employment agreement, his deferred compensation will fully vest. If a participant leaves our company for any other reason, he will be entitled only to the vested portion of his deferred compensation and will lose the right to any unvested amounts.

Pension Plans

We have a qualified noncontributory defined benefit pension plan. The company’s defined benefit pension plan covers all compensation subject to the regulatory limit of annual compensation, which for 2008 was $230,000. Our chief executive officer and former chief financial officer also have a supplemental non-qualified pension plan that has the same provisions as the defined benefit pension plan except that it covers all compensation above the regulatory limit. The monthly benefit formula for our company’s defined benefit pension plan is 1.25% times the highest consecutive five year average monthly earnings times the number of years of credited service. In July 2008, our board of directors amended the plan, effective September 1, 2008, freezing all benefit accruals under the qualified noncontributory defined benefit pension plan and the supplemental non-qualified pension plan. No additional benefits will accrue for active participants under the plan.

The table below shows the actuarial present value of accumulated benefits payable to each of the named executive officers, determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements, the number of years of service credited to each such named executive officer under the plans, and the payments made during the 2008 fiscal year to each such named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Paul G. (Pete) Anderson	Qualified noncontributory defined benefit plan	21	633,687	—
	Supplemental non-qualified pension plan	21	1,233,996	—

Stephan Gutierrez	Qualified noncontributory defined benefit plan	6	123,682	—

Jeff Soman	Qualified noncontributory defined benefit plan	8	162,654	—

William J. Dunaway	Qualified noncontributory defined benefit plan	8	27,973	—

Robert V. Johnson	Qualified noncontributory defined benefit plan	26	573,762	33,567
	Supplemental non-qualified pension plan	20	1,044,741	159,637

Eric Bowles	Qualified noncontributory defined benefit plan	4	38,791	—

Employment Agreements

CEO Agreement. Our chief executive officer, Paul G. (Pete) Anderson, has entered into an employment agreement with our company having a five-year term ending on August 31, 2012. Under the agreement Mr. Anderson is entitled to receive a minimum annual base salary of $550,000, which is reviewed annually and may be increased by our board of directors or the compensation committee of our board of directors. In addition, Mr. Anderson is eligible for an annual performance-based bonus, as determined according to bonus eligibility criteria set by our board of directors or compensation committee in consultation with Mr. Anderson. The threshold bonus opportunity is set at 125% of base salary, and the annual target bonus opportunity is set at 200% of base salary. There is no limit on the amount of annual bonus that he is eligible to receive. Mr. Anderson also is eligible to receive long-term incentive compensation under our executive long term incentive plan. Mr. Anderson was eligible to receive long-term incentive compensation for our 2008 fiscal year based on an annual threshold set at 150% of base salary, an annual target set at 300% of base salary and a limit set at 600% of base salary. He also is eligible to participate in all employee and executive pension and welfare benefit plans and programs, fringe benefits and perquisites generally available to our senior executives, as amended from time to time. The agreement provides that we will make certain payments upon termination of Mr. Anderson’s employment as follows:

•

if Mr. Anderson dies during the term of his employment, his legal representatives will receive any unpaid base salary through the date of his death, any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which he died based on the actual bonus determined and paid at the end of such year, and any vested and accrued compensation and benefits under the agreement or other plan, policy, program, agreement or arrangement for him.

•

if we terminate Mr. Anderson’s employment due to his physical or mental disability (as defined in our long-term disability insurance policy), he will receive any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which the termination occurs based on the actual bonus determined and paid at the end of such year, and any vested and accrued compensation and benefits under the agreement or other plan, policy, program, agreement or arrangement for him. In addition, prior to such termination, we will continue to pay his compensation, less any disability payments he receives under our short-term or long-term disability policies or plans.

•

if Mr. Anderson terminates his employment without “good reason,” or we terminate his employment for “cause,” he will receive any unpaid base salary through the date of termination, and any vested and accrued compensation and benefits under the agreement or other plan, policy, program, agreement or arrangement for him.

•

if Mr. Anderson terminates his employment for “good reason” or we terminate his employment other than on account of death or disability or for “cause,” he will receive any unpaid base salary through the date of termination, any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which the termination occurs based on the actual bonus determined and paid at the end of such year, an amount equal to 200% of the sum of his then current annual base salary and prior year annual performance-based bonus, and any vested and accrued compensation and benefits under the agreement or other plan, policy, program, agreement or arrangement for him.

The agreement prohibits Mr. Anderson from competing with our company or soliciting away our customers and employees during the 18 months immediately following any termination of his employment. In addition, the agreement requires Mr. Anderson to maintain the confidentiality of our confidential information during the term of his employment and following any termination of his employment.

COO and CFO Agreements. Our chief operating officer, Stephan Gutierrez, and our chief financial officer, William J. Dunaway, each has entered into an employment agreement with our company having a two-year term ending on August 31, 2010. Under the agreements Mr. Gutierrez and Mr. Dunaway are entitled to receive a minimum annual base salary of $330,000 and $200,000, respectively, which is reviewed annually and may be increased by the compensation committee of our board of directors. In addition, each officer is eligible for an annual performance-based bonus, as determined according to bonus eligibility criteria set by our board of directors or compensation committee in consultation with our chief executive officer. The amount of any bonus is determined by our board of directors or the compensation committee in its discretion, consistent with our company’s performance, the officer’s contribution to our performance and any other bonus eligibility criteria set for the particular fiscal year. Each officer also is eligible to receive long-term incentive compensation under our executive long term incentive plan. Each officer also is eligible to participate in all employee and executive pension and welfare benefit plans and programs, fringe benefits and perquisites generally available to our senior executives, as amended from time to time. The agreements provide that we will make certain payments upon termination of the officer’s employment as follows:

•

if the officer dies during the term of his employment, his legal representatives will receive any unpaid base salary through the date of his death, any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which he died based on the actual bonus determined and paid at the end of such year, and any vested and accrued compensation and benefits under his agreement or our other plans or policies.

•

if we terminate the officer’s employment due to his physical or mental disability (as defined in our long-term disability insurance policy), he will receive any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which the termination occurs based on the actual bonus determined and paid at the end of such year, and any vested and accrued compensation and benefits under his agreement or our other plans or policies. In addition, prior to such termination, we will continue to pay his compensation, less any disability payments he receives under our short-term or long-term disability policies or plans.

•

if the officer terminates his employment without “good reason,” or we terminate his employment for “cause,” he will receive any unpaid base salary through the date of termination, and any vested and accrued compensation and benefits under his agreement or our other plans or policies.

•

if the officer terminates his employment for “good reason” or we terminate his employment other than on account of death or disability or for “cause,” he will receive any unpaid base salary through the date of termination, any earned but unpaid annual performance-based bonus, a pro-rated annual bonus for the fiscal year in which the termination occurs based on the actual bonus determined and paid at the end of such year, an amount equal to a percentage (160% in the case of Mr. Gutierrez and 140% in the case of Mr. Dunaway) of the sum of his then current annual base salary and prior year annual performance-based bonus, and any vested and accrued compensation and benefits under his agreement or our other plans or policies.

The agreements prohibit each officer from competing with our company or soliciting away our customers and employees during the 24 months immediately following any termination of his employment. In addition, each agreement requires the officer to maintain the confidentiality of our confidential information during the term of his employment and following any termination of his employment.

Agreements of Other Executive Officers. Two of our named executive officers – Messrs. Soman and Bowles – each has entered into an employment agreement with our company. Each of these agreements provides that the officer’s employment is “at will” and may be terminated for any or no reason. The compensation provided for under the agreements is subject to change by us at any time. Generally, each officer is eligible for an annual bonus under our executive short-term management incentive plan, payments under our mutual commitment compensation plan and such other benefits as are provided to our employees, including heath and disability insurance coverage, 401(k) retirement plan matching contributions and defined benefit retirement plan participation. The officer is not entitled to receive any severance benefits upon the termination of his employment. Each agreement prohibits the officer from competing with our company or soliciting away our customers and employees for eighteen months, in the case of Mr. Soman, and one year, in the case of Mr. Bowles, after any termination of his employment. In addition, each agreement requires the officer to maintain the confidentiality of our confidential information.

Executive Long Term Incentive Plan

In June 2008, our company adopted an executive long term incentive plan or “Long Term Plan” that establishes incentive awards for our chief executive officer, chief operating officer, chief financial officer and executive vice president – FCStone LLC based on our after-tax return on equity. The Long Term Plan is described above under the caption “Executive Compensation and Related Matters—Compensation Discussion and Analysis—Long Term Incentive.”

Change in Control Severance Plan

Certain of our management and executive officers, including Messrs. Anderson, Gutierrez and Soman are participants in our change in control severance plan or “Severance Plan”. Prior to his retirement, Mr. Johnson also was a participant in the Severance Plan. The Severance Plan provides that if, during a change in control period, a participant terminates his employment for “good reason,” or our company terminates the participant’s employment other than for “cause” or on account of death or disability, we will pay the participant, in a lump sum, as follows:

•

salary through the date of termination, bonus calculated as the average of the prior two fiscal years’ bonus allocated for the portion of the year in which the participant was employed with us, and any accrued unpaid vacation pay;

•	an amount equal to the product of the participant’s multiple (which is 36 months in the case of Mr. Anderson and 24 months in the case of other participants) times:

•	the participant’s highest monthly base salary during the 12 month period prior to the date of termination of employment, plus

•

the quotient of (a) the participant’s average annualized annual incentive compensation awards to the participant during the three fiscal years immediately preceding the fiscal year in which employment is terminated, divided by (b) 12;

•	an amount equal to the value of any unvested employer contributions under any qualified defined contribution retirement plan; and

•

an amount equal to 50% of the average annualized equity compensation expense that has been recognized by our company for financial reporting purposes for awards granted to participant under the long-term incentive plans during the two immediately preceding fiscal years.

In addition, for a period following the termination of employment of 36 months in the case of Mr. Anderson and 24 months in the case of other participants we will continue to provide the participant and his dependents with such medical, accident, disability and/or life insurance coverage as we provided him prior to the date of such termination. Finally, we will pay the participant a tax “gross-up” for excise tax payable by the participant under section 4999 of the Internal Revenue Code in connection with the severance benefits.

If, during a change in control period, a participant terminates his employment without “good reason,” or our company terminates his employment for “cause,” we will pay the participant, in a lump sum, his salary through the date of termination, any unpaid bonus and other compensation and benefits for the most recently completed fiscal year, any accrued unpaid vacation pay, and any other amounts or benefits to which the participant is entitled through the date of termination under any other plan, policy, or agreement.

The change in control period is defined as the two year period following the earlier of the date (1) we enter into an agreement that would result in a change in control, (2) we announce our intention to take actions, or consider taking actions that would result in a change in control, (3) any person becomes a beneficial owner of 10% or more of the voting power of our then-outstanding securities, or (4) our board of directors adopts resolutions approving any of the foregoing or any change in control.

Under the Severance Plan, a change in control is deemed to have occurred if:

•

any person becomes the beneficial owner of our securities (excluding securities acquired directly from us or held by any of our employee benefit plans) representing 50% or more of the combined voting power of our then outstanding securities, excluding any person who becomes such a beneficial owner pursuant to a merger or consolidation resulting in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, together with the holdings of any of our employee benefit plans, at least 50% of the combined voting power of the surviving entity immediately after the merger or consolidation;

•

a majority of the number of directors serving on our board no longer consists of individuals who were serving on our board on the effective date of the Severance Plan and any new directors whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then still in office who were either directors on the effective date of the Severance Plan or whose appointment or election was previously so approved or recommended;

•	there is consummated a merger or consolidation of our company with any other corporation, other than:

•

a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, together with the holdings of any of our employee benefit plans, at least 50% of the combined voting power of the surviving entity immediately after such merger or consolidation; or

•

a merger or consolidation effected to implement a recapitalization in which no person becomes a beneficial owner of our securities representing 50% or more of the combined voting power of our then-outstanding securities; or

•

our stockholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale.

Our termination of a participant’s employment with us will be for “cause” if, (1) it would be a termination for “cause” under the participant’s employment agreement with us, (2) the participant intentionally engages in an act of misconduct that materially impacts the goodwill or business of our company; (3) the participant willfully breaches a fiduciary trust for personal profit; or (4) the participant intentionally violates any law, rule or regulation.

A participant may terminate his employment with us for “good reason” during a change in control period if, without the participant’s consent, (1) he resigns for good reason under any employment agreement, (2) there is a reduction in his base salary as in effect immediately prior to the change in control period, (3) there is a diminution of the participant’s position, authority, duties or responsibilities in effect immediately prior to the change in control period that is not cured, or (4) he is required to relocate.

The following table shows the potential payments for each of the named executive officers (excluding Mr. Bowles, who would not be eligible for such payments, and Mr. Johnson) upon certain termination events, including termination events following a change of control of our company, if the termination had occurred on August 29, 2008, As a result of his retirement in January, 2008, Mr. Johnson became eligible to receive the benefits disclosed in the tables appearing under the captions “Executive Compensation and Related Matters—Nonqualified Deferred Compensation” and “—Pension Plans.” Fully vested benefits are not included in the table unless the form, amount or terms of the benefit would be enhanced or accelerated by the termination event.

Benefit	Termination due to Disability, Death or Retirement	Termination w/o Cause or for Good Reason After Change in Control
Paul G. (Pete) Anderson
Salary and bonus severance payment (1)	—	$3,270,130
50% of equity compensation payment (2)	—	68,192
Continuation of insurance coverage (3)	—	40,000
Tax gross-up (4)	—	1,475,844
Unvested deferred compensation (5)	$328,789	0

Total for Mr. Anderson (6)	$328,789	$4,854,166

Stephan Gutierrez
Salary and bonus severance payment (1)	—	$1,366,133
50% of equity compensation payment (2)	—	30,996
Continuation of insurance coverage (3)	—	27,000
Tax gross-up (4)	—	0
Unvested deferred compensation (5)	$207,425	0

Total for Mr. Gutierrez (6)	$207,425	$1,424,129

Jeff Soman
Salary and bonus severance payment (1)	—	$1,011,002
50% of equity compensation payment (2)	—	30,996
Continuation of insurance coverage (3)	—	25,000
Tax gross-up (4)	—	0
Unvested deferred compensation (5)	$163,396	0

Total for Mr. Soman (6)	$163,396	$1,066,998

William J. Dunaway
Salary and bonus severance payment (1)	—	$1,218,264
50% of equity compensation payment (2)	—	250,536
Continuation of insurance coverage (3)	—	25,000
Tax gross-up (4)	—	0
Unvested deferred compensation (5)

Total for Mr. Dunaway (6)		$1,493,800

(1)	Represents the amount calculated pursuant to the Severance Plan equal to the product of the participant’s multiple (36 months in the case of Mr. Anderson and 24 months in the case of the other participants) times the sum of:
•	the participant’s highest monthly base salary during the 12 month period prior to termination, and
•	one month of the participant’s average annualized incentive compensation award during the three preceding fiscal years.

(2)	Represents the amount calculated pursuant to the Severance Plan equal to 50% of average annualized equity compensation expense for long-term incentive plan awards granted during the two preceding fiscal years.
(3)	Represents the amount calculated pursuant to the Severance Plan equal to our estimated incremental cost for medical, accident, disability and/or life insurance continuation coverage following termination of employment for 36 months in the case of Mr. Anderson and 24 months in the case of the other participants.
(4)	Represents an estimate of the amount calculated pursuant to the Severance Plan for the tax gross-up based upon the following assumed tax rates: Section 280G excise tax—20%; federal income tax—35%; state income tax—6%; and Medicare tax—1.45%.
(5)	Represents the amount calculated pursuant to our deferred compensation plans equal to the value of any unvested employer contributions made on the participant’s behalf under such plans.
(6)	With the exception of the continuation of insurance coverage, all amounts would be paid to the participant in a lump sum.

2006 Equity Incentive Plan

We have adopted the 2006 Equity Incentive Plan or “Equity Plan” for the purpose of encouraging employees of our company, its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of our company. The Equity Plan also is designed to assist our company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of our company. Equity-based awards also are intended to further align the interests of award recipients and with the interests of our stockholders.

Eligible Participants. The eligible participants in the Equity Plan are all key employees of our company, its affiliates and its subsidiaries whose judgment, initiative and efforts is important to the successful conduct of our business, including employees who are officers or members of our board of directors, and members of our board who are not employees of our company. Currently, there are approximately 415 officers and employees of our company, its affiliates and its subsidiaries.

Equity Plan Administration. The Equity Plan may be administered by our board of directors or a committee consisting of two or more directors. The executive committee of our board of directors currently administers the Equity Plan and has the sole discretion to administer and interpret the Equity Plan and determine who will be granted awards under the Equity Plan, the size and types of such awards and the terms and conditions of such awards.

Shares Subject to the Equity Plan. The Equity Plan permits the issuance of up to 3,375,000 shares of our common stock pursuant to awards granted under the Equity Plan such as stock options, restricted stock awards, restricted stock units and performance share awards, as well as awards such as stock appreciation rights, and performance unit and performance share awards payable in the form of common stock or cash.

Stock Options. Both incentive stock options and nonqualified stock options may be granted under the Equity Plan. The per-share exercise price of an option is set by the committee and generally may not be less than the fair market value of a share of our common stock on the date of grant. Options granted under the Equity Plan are exercisable at the times and on the terms established by the committee. The maximum term of an option is ten years from the date of grant.

Stock Appreciation Rights. A stock appreciation right or “SAR” is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the stock appreciation right over the grant price of the stock appreciation right. The Equity Plan permits the grant of two types of SARs: freestanding SARs, tandem SARs, or any combination of the two. A freestanding SAR is a SAR that is granted independently of any stock option. A tandem SAR is a SAR that is granted in connection with a related stock option, the exercise of which requires a forfeiture of the right to purchase a share under the related option (and when a share is purchased under the option, the SAR is similarly canceled). The committee has complete discretion to determine the number of SARs granted to any participant and the terms and conditions pertaining to such SARs.

Restricted Stock and Restricted Stock Unit Grants. The Equity Plan permits the grant of restricted stock or restricted stock unit awards. Restricted stock and restricted stock units may be issued or transferred for consideration or for no consideration, as determined by the committee. The committee may establish conditions under which restrictions on shares of restricted stock or restricted stock units lapse over a period of time or according to such other criteria as the committee deems appropriate, including the achievement of specific performance goals.

Performance Unit and Performance Shares. The Equity Plan permits the grant of performance units and performance share awards which are bonuses payable in cash, common stock or a combination thereof. Each performance unit and performance share will represent the right of the participant to receive an amount based on the value of the performance unit/share, if performance goals established by the committee are met. A performance unit will have a value based on such measurements or criteria as the committee determines. A performance share will have a value equal to the fair market value of a share of our company common stock. When an award of these are granted, the committee will establish a performance period during which performance will be measured. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance units/shares are met.

Restrictions on Transfer. Awards under the Equity Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and generally are exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.

Changes in Capital or Corporate Structure. If, without the receipt of consideration by our company, there is any change in the number or kind of shares of our common stock outstanding by reason of a stock dividend or any other distribution upon the shares payable in stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization, the maximum number of shares of our common stock available for grants, the maximum number of shares of our common stock that any individual participating in the Equity Plan may be granted in any year, and the number of shares covered by outstanding grants may be appropriately adjusted by the committee to reflect any increase or decrease in the number of issued shares of our common stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated. Adjustments determined by the committee are final, binding and conclusive.

If our company undergoes a “change of control,” each option, share of restricted stock and other grant held by a non-employee director will, without regard to any vesting schedule, restriction or performance target, automatically become fully exercisable or payable, as the case may be, as of the date of the change of control.

Under the Equity Plan, a “change of control” is deemed to have occurred if:

•

any person becomes the beneficial owner of our securities (excluding securities acquired directly from us or held by any of our employee benefit plans) representing 50% or more of the combined voting power of our then outstanding securities, excluding any person who becomes such a beneficial owner pursuant to a merger or consolidation resulting in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, together with the holdings of any of our employee benefit plans, at least 50% of the combined voting power of the surviving entity immediately after the merger or consolidation;

•

a majority of the number of directors serving on our board no longer consists of individuals who were serving on our board on the effective date of the Equity Plan and any new directors whose appointment or election was approved or recommended by a vote of at least two-thirds of the directors then still in office who were either directors on the effective date of the Equity Plan or whose appointment or election was previously so approved or recommended;

•	there is consummated a merger or consolidation of our company with any other corporation, other than:

•

a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, together with the holdings of any of our employee benefit plans, at least 50% of the combined voting power of the surviving entity immediately after such merger or consolidation; or

•

a merger or consolidation effected to implement a recapitalization in which no person becomes a beneficial owner of our securities representing 50% or more of the combined voting power of our then outstanding securities; or

•

our stockholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by our stockholders in substantially the same proportions as their ownership immediately prior to such sale.

Directors’ and Officers’ Insurance

We currently maintain a directors’ and officers’ liability insurance policy that provides our directors and officers with liability coverage relating to certain potential liabilities.

RELATED PARTY TRANSACTIONS

With the exception of Paul G. Anderson and Daryl Henze, each of our directors is an executive officer of a cooperative that is a stockholder of our company. Each of these cooperatives uses the services of our company. The following table sets forth the amounts paid by these stockholder cooperatives for our services during our 2008 fiscal year.

Board Member	Board Member’s Cooperative	Amounts Paid by Cooperative to the Company for Services
David Andresen	4 Seasons Cooperative	19,740
Brent Bunte	NEW Cooperative	197,743
Doug Derscheid	Central Valley Ag Cooperative	314,033
Jack Friedman	Innovative Ag Services	159,053
Kenneth Hahn	Planters Cooperative	261,624
Bruce Krehbiel	Kanza Cooperative Association	109,974
Tom Leiting	River Valley Cooperative	183,013
Eric Parthemore	Farmers Commission Company	95,797
Dave Reinders	Sunray Co-op	168,926
Rolland Svoboda	Pro Cooperative	178,460

Tamra Alexander, the sister of Paul G. Anderson, our chief executive officer, has an ownership interest in an office supply company to which we paid approximately $61,500 in our 2008 fiscal year for office furniture and supplies.

Our company’s policy is that all transactions between us and our officers, directors and/or five percent stockholders will be on terms no more favorable to those related parties than the terms provided to our other customers.

INDEPENDENT AUDITOR FEES AND SERVICES

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our company’s annual financial statements for our 2007 and 2008 fiscal years, and fees billed for other services rendered by KPMG LLP during such fiscal years. All audit and non-audit services provided to our company by KPMG LLP were approved by our audit committee.

Type of Fee	Fiscal 2007	Fiscal 2008
Audit Fees (1)	$528,549	$687,250
Audit-Related Fees (2)	359,500	15,000
Tax Fees (3)	54,225	31,225
All Other Fees	—	—

Total	$942,274	$733,475

(1)	Audit Fees, including those for statutory audits, include the aggregate fees paid by us during our 2007 and 2008 fiscal years for professional services rendered by KPMG LLP for the audit of our annual financial statements and the audit of internal control over financial reporting, as well as the review of financial statements included in our quarterly reports on Form 10-Q.
(2)	Audit Related Fees include the aggregate fees paid by us during our 2007 and 2008 fiscal years for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit Fees, including services provided with respect to the filing of our Form S-1, Form S-8 and Form S-3 registration statements with the SEC.
(3)	Tax Fees include the aggregate fees paid by us during our 2007 and 2008 fiscal years for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

In making its determination regarding the independence of KPMG LLP, our audit committee considered whether the provision of the services for which we incurred the “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” was compatible with maintaining such independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the audit committee of our board of directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between our company and its independent auditors. Our engagement of KPMG LLP to conduct the audit of our company for our 2008 fiscal year was approved by the audit committee on November 6, 2008. Additionally, each permissible non-audit engagement or relationship between our company and KPMG LLP entered into since September 1, 2007 has been reviewed and approved by the audit committee. All audit-related, tax and all other fees were pre-approved by the audit committee. We have been advised by KPMG LLP that substantially all of the work done in conjunction with its audit of our financial statements for the most recently completed fiscal year was performed by permanent full time employees and partners of KPMG LLP.

The audit committee of our board of directors has adopted the following guidelines regarding the engagement of our independent registered public accounting firm to perform services for our company:

The audit committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for our company by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which must be approved by the audit committee prior to the completion of the audit.

AUDIT COMMITTEE REPORT

The audit committee of our board of directors currently is composed of four members of our board of directors, all of whom meet the independence requirements of the SEC and the NASDAQ Global Select Market. The audit committee operates under a written charter adopted by our board of directors, and assists the board in fulfilling its responsibilities with respect to accounting and financial reporting practices and the scope and expense of audit and related services provided by our independent registered public accounting firm. The audit committee also selects our company’s independent registered public accounting firm, which selection is then submitted to our stockholders for ratification.

Management is responsible for our company’s internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our company’s consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with U. S. generally accepted accounting principles. The audit committee’s responsibility is to monitor and oversee these processes and to report to our board of directors on its findings.

In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our company’s August 31, 2008 consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee has reviewed and discussed these consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Professional Standards, and the SEC’s Rule 2-02 under Regulation S-X.

Our company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with the independent registered public accounting firm that firm’s independence. The audit committee has considered whether the services provided under other non-audit services are compatible with maintaining the independence of KPMG LLP.

Based upon the audit committee’s discussion with management and the independent registered public accounting firm, and the audit committee’s review of the representation of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that our board of directors include the audited consolidated financial statements in our company’s annual report on Form 10-K, as amended, for the fiscal year ended August 31, 2008 for filing with the SEC.

The Audit Committee

Brent Bunte	Daryl Henze	Bruce Krehbiel	Eric Parthemore

PRINCIPAL STOCKHOLDERS

The table below sets forth information, as of October 15, 2008 (unless otherwise indicated below), with respect to the beneficial ownership of shares of all series of our common stock by:

•	each person known to us to own beneficially more than 5% of the aggregate number of the outstanding shares of our common stock;

•	our chief executive officer, our principal financial officer, or former principal financial officer and our three other most highly compensated executive officers for our 2008 fiscal year;

•	each of our directors and director nominees; and

•	our executive officers and directors as a group.

Each of the persons, or group of persons, in the table below has sole voting power and sole dispositive power as to all of the shares of our common stock shown as beneficially owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner (1)	Number of Shares and Nature of Beneficial Ownership	Percent of Shares Outstanding
Principal Stockholders:
Baron Capital Group, Inc. (2)	1,996,800	7.3%
FCStone Group Employee Stock Ownership Plan	1,583,674	5.8%

Directors and Executive Officers:
Directors:
Dave Andresen (3)	44,309	*
Brent Bunte (4)	227,929	*
Doug Derscheid (5)	193,204	*
Jack Friedman (6)	207,444	*
Kenneth Hahn (7)	84,914	*
Daryl Henze (8)	4,801	*
Bruce Krehbiel (9)	127,551	*
Tom Leiting (10)	84,456	*
Eric Parthemore (11)	113,638	*
Dave Reinders (12)	153,026	*
Rolland Svoboda (13)	158,828	*
Executive Officers:
Paul G. Anderson (14)	396,215	1.4%
Eric Bowles (15)	43,478	*
William J. Dunaway (16)	43,148	*
Stephen Gutierrez (17)	140,000	*
Robert V. Johnson (18)	139,500	*
Jeff Soman (19)	136,854	*
All directors and executive officers as a group (19 persons) (20)	2,382,471	8.2%

*	Less than 1%.
(1)	Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116.
(2)	The ownership reported is based upon a Schedule 13G of Baron Capital Group, Inc. and certain of its affiliates, filed with the SEC on February 14, 2008. The Schedule 13G reports that as of December 31, 2007: (i) Baron Capital Group, Inc. had sole voting and dispositive power with respect to 75,000 shares, shared voting power with respect to 1,679,100 shares and shared dispositive power with respect to 1,921,800 shares; (ii) BAMCO, Inc. had shared voting power with respect to 1,485,750 shares and shared dispositive power with respect to 1,719,750 shares; (iii) Baron Capital Management, Inc. had sole voting and dispositive power with respect to 75,000 shares, shared voting power with respect to 193,350 shares and shared dispositive power with respect to 202,050 shares; and (iv) Ronald Baron had sole voting and dispositive power with respect to 75,000 shares, shared voting power with respect to 1,679,100 shares and shared dispositive power with respect to 1,921,800 shares. Baron Capital Group and Ronald Baron disclaimed beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Baron Capital Group and Ronald Baron. BAMCO and Baron Capital Management disclaimed beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Baron Capital Management and their affiliates. The address reported for Baron Capital Group, Inc. and its other named affiliates is 767 Fifth Avenue, New York, NY 10153.
(3)	Includes 13,500 shares issuable upon the exercise of currently exercisable stock options and 25,758 shares held by 4 Seasons Cooperative, of which Mr. Andresen is general manager.

(4)	Includes 26,250 shares issuable upon the exercise of currently exercisable stock options and 197,628 shares held by NEW Cooperative, of which Mr. Bunte is manager.
(5)	Includes 14,250 shares issuable upon the exercise of currently exercisable stock options and 170,903 shares held by Central Valley Ag Cooperative, of which Mr. Derscheid is president and chief executive officer.
(6)	Includes 41,175 shares issuable upon the exercise of currently exercisable stock options and 162,718 shares held by Innovative Ag Services, of which Mr. Friedman is manager.
(7)	Includes 17,250 shares issuable upon the exercise of currently exercisable stock options and 66,548 shares held by Planters Cooperative, of which Mr. Hahn is manager.
(8)	Includes 250 shares issuable upon the exercise of currently exercisable stock options.
(9)	Includes 52,100 shares issuable upon the exercise of currently exercisable stock options and 74,400 shares held by Kanza Cooperative Association, of which Mr. Krehbiel is manager.
(10)	Includes 40,500 shares issuable upon the exercise of currently exercisable stock options and 41,405 shares held by River Valley Cooperative, of which Mr. Leiting is manager.
(11)	Includes 39,675 shares issuable upon the exercise of currently exercisable stock options and 72,012 shares held by The Farmers Commission Company, of which Mr. Parthemore is president and chief executive officer.
(12)	Includes 26,625 shares issuable upon the exercise of currently exercisable stock options and 125,350 shares held by Sunray Coop, of which Mr. Reinders is general manager.
(13)	Includes 34,576 shares issuable upon the exercise of currently exercisable stock options and 122,451 shares held by Pro Cooperative, of which Mr. Svoboda is general manager.
(14)	Includes 384,215 shares issuable upon the exercise of currently exercisable stock options.
(15)	Includes 41,500 shares issuable upon the exercise of currently exercisable stock options and 478 shares held in Mr. Bowles’ employee stock ownership account.
(16)	Includes 42,000 shares issuable upon the exercise of currently exercisable stock options and 698 shares held in Mr. Dunaway’s employee stock ownership plan account.
(17)	Includes 140,000 shares issuable upon the exercise of currently exercisable stock options.
(18)	Includes 135,000 shares issuable upon the exercise of currently exercisable stock options.
(19)	Includes 123,000 shares issuable upon the exercise of currently exercisable stock options and 12,354 shares held in Mr. Soman’s employee stock ownership plan account.
(20)	Includes 1,224,616 shares issuable upon the exercise of currently exercisable stock options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our company has only one equity compensation plan for its employees pursuant to which options, rights or warrants may be granted. The following is a summary of the shares reserved for issuance pursuant to outstanding options, rights or warrants granted under equity compensation plans as of August 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,937,000	*	$10.36	438,000
Equity compensation plans not approved by security holders	- 0 -		- 0 -	- 0 -

Total	2,937,000	*	$10.36	438,000

*	Consists of shares reserved for issuance pursuant to outstanding stock option grants under our company’s 2006 equity incentive plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of any class of equity securities of our company registered pursuant to Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our company. SEC regulations require directors, executive officers and greater than 10% stockholders to furnish our company with copies of all Section 16(a) reports they file.

To our company’s knowledge, based solely on review of the copies of such reports furnished to our company and written representations that no other reports were required, during our 2008 fiscal year, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

It is anticipated that our 2010 annual meeting of stockholders will be held on January 12, 2010. Stockholders may propose actions for consideration at the 2010 annual meeting either by presenting them for inclusion in our company’s proxy statement or by undertaking the solicitation of votes independent of our proxy statement. Any stockholder who intends to present a proposal at the 2010 annual meeting must deliver the proposal to our company at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116, Attention Secretary by the applicable deadline below:

•

If the stockholder proposal is intended for inclusion in our proxy materials for that meeting pursuant to SEC Rule 14a-8, our company must receive the proposal no later than August 10, 2009. Such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

•

If the stockholder proposal is to be presented without inclusion in our proxy materials for that meeting, our bylaws require that our company receive notice of the proposal no later than August 10, 2009. In addition, the stockholder must comply with the other advance notice provisions of our company’s bylaws. See “Advance Notice of Stockholder Proposals” below.

Proxies solicited in connection with our 2010 annual meeting of stockholders will confer on the appointed proxies discretionary voting authority to vote on stockholder proposals that are not presented for inclusion in the proxy materials unless the proposing stockholder notifies our company by August 10, 2009 that such proposal will be made at the meeting.

ADVANCE NOTICE OF STOCKHOLDER PROPOSALS

Our bylaws provide that advance notice of stockholder nominations for the election of directors or other business must be given. Notice of nominations or other business to be brought before our annual meetings of stockholders must be delivered to our company at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116, Attention Secretary not less than 120 calendar days prior to the date of our company’s proxy statement released in connection with the preceding year’s annual meeting of stockholders. In the event that the date of the annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice instead must be so delivered by the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made. The stockholder’s notice must contain the information required by Section 2.12 of our bylaws, including the name and address of the stockholder and, if applicable, of each person to be nominated, a description of any other business proposed for consideration at the meeting and of any material interest of the stockholder in such business, a description of the class and number of shares of our company’s common stock owned beneficially and of record by the stockholder, and all other information regarding each nominee or other business proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as then in effect, if our board of directors were soliciting proxies for such proposal. We urge you to examine our bylaws for the advance notice provisions, including a complete listing of the information required to be included in any such notice. You may request a copy of our bylaws by writing to our corporate secretary, David A. Bolte, at FCStone Group, Inc., 1251 NW Briarcliff Parkway, Suite 800, Kansas City, MO 64116.

BY ORDER OF THE BOARD OF DIRECTORS,

David A. Bolte

Secretary

Kansas City, Missouri

December 8, 2008

APPENDIX A

FCSTONE GROUP, INC.

EXECUTIVE SHORT TERM INCENTIVE PLAN

1.	ELIGIBILITY AND PARTICIPATION

Only those executive officers of FCStone Group, Inc. (the “Corporation”) who are selected by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors (the “Board”) shall be eligible to participate in the FCStone Group, Inc. Executive Annual Incentive Plan (the “Incentive Plan”). Prior to or at the time performance objectives are established for an “Incentive Period”, as defined below, the Committee will designate in writing which executive officers and key employees shall be participants for such Incentive Period.

All compensation payable under the Incentive Plan is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	INCENTIVE PERIODS AND INCENTIVE OBJECTIVES

The performance period (the “Incentive Period”) with respect to which target awards and bonuses may be payable shall be the fiscal year beginning on September 1 and ending on August 31, provided that the Committee may designate different Incentive Periods under the Incentive Plan.

At the beginning of each Incentive Period, the Committee shall establish in writing, one or more performance goals, a specific target objective or objectives and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Incentive Plan if the performance goals are attained. The goals, objectives and compensation formulae or methods must be established (i) not more than the greater of 90 days after the commencement of the Incentive Period, or after no more than twenty-five percent (25%) of the Incentive Period has elapsed and (ii) at such time that the outcome of the goal or objective is substantially uncertain.

Incentive goals shall be based upon one or more of the following business criteria for the Corporation as a whole or any of its subsidiaries, operating divisions or other operating units:

(i)	Earnings (either in the aggregate or on a per-Share basis);

(ii)	Growth or rate of growth in earnings (either in the aggregate or on a per-Share basis);

(iii)	Net income or loss (either in the aggregate or on a per-Share basis);

(iv)	Cash flow provided by operations, either in the aggregate or on a per-Share basis;

(v)	Growth or rate of growth in cash flow (either in the aggregate or on a per-Share basis);

(vi)	Free cash flow (either in the aggregate on a per-Share basis);

(vii)	Reductions in expense levels, determined either on a Corporation-wide basis or in respect of any one or more business units;

(viii)	Operating and maintenance cost management and employee productivity;

(ix)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(x)	Return measures (including return on assets, equity, or sales);

(xi)	Growth or rate of growth in return measures (including return on assets, equity, or sales);

(xii)	Share price (including attainment of a specified per-Share price during the Incentive Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

A-1

(xiii)	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures; and/or

(xiv)	Achievement of business or operational goals such as market share and/or business development;

The applicable incentive goals may be applied on a pre- or post-tax basis. When establishing the applicable incentive goals, the Committee may provide that the formula for such goals may include or exclude any unusual or nonrecurring items to measure specific objectives.

To the extent consistent with Section 162(m) of the Code, performance goals may be based upon a participant’s attainment of personal objectives with respect to any of the performance goals: negotiating transactions and sales, business unit/department performance, profit margins, reduction of certain accounts receivable or achievement of subsidiary or departmental budgets or developing long-term business goals. Measurements of the performance against the performance goals established by the Committee shall be objectively determinable.

3.	DETERMINATION OF BONUS AWARDS

As soon as practicable after the end of each Incentive Period, the Committee shall certify in writing to what extent the performance goals or goals have been achieved, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award and shall calculate the amount of each participant’s bonus for such Incentive Period. The Committee shall not increase the amount of any participant’s bonus as so determined, but may reduce the amount of or eliminate such bonus, in its absolute and sole discretion, if such a reduction or elimination is appropriate in order to reflect the participant’s performance or unanticipated factors.

No participant’s bonus for any Plan Year shall exceed the lesser of 400% of the participant’s base annual salary as in effect as of the last day of such Plan Year or $2.5 million.

4.	PAYMENT OF AWARDS

Bonus awards may be payable in cash or in an equivalent number of shares of the Corporation’s common stock issued pursuant to and under one or more of the Corporation’s stockholder-approved stock incentive plans. Unless otherwise expressly authorized by the Committee, a participant must be employed by the Corporation on the date the bonus award is payable in order to be eligible to receive the award.

5.	OTHER TERMS AND CONDITIONS

No person shall have any legal claim to be granted an award under the Incentive Plan and the Committee shall have no obligation to treat participants uniformly. Bonuses awarded under the Incentive Plan shall be payable from the general assets of the Corporation and no participant shall have any claim with respect to any specific assets of the Corporation.

6.	ADMINISTRATION

The Committee shall have full power and authority to administer and interpret the provisions of the Incentive Plan. The Board reserves the right to amend or terminate the Incentive Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Incentive Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Incentive Plan, the performance criteria specified in Section 2 or the maximum bonus payable to any participant without stockholder approval unless stockholder approval is not required in order for bonuses paid to those individuals who are “covered employees” under Section 162(m) of the Code to qualify as performance-based compensation thereunder.

A-2

C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 14, 2009.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/FCSX • Follow the steps outlined on the secure website.
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01- Brent Bunte*	☐	☐	02 - Douglas Derscheid*	☐	☐	03 - Bruce Krehbiel*	☐	☐

04 - Tom Leiting*	☐	☐

*    Each to be elected as a Class III director to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2011 fiscal year and until his successor is duly elected and qualified or until his earlier resignation or removal.

	For	Against	Abstain		For	Against	Abstain

2. Proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for our 2009 fiscal year.	☐	☐	☐	3. Proposal to approve the amendment of our certificate of incorporation (relating to an increase in the number of authorized shares of common stock).	☐	☐	☐

4. Proposal to approve the adoption of an executive short term incentive plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FCSTONE GROUP, INC.

ANNUAL MEETING OF THE STOCKHOLDERS OF FCSTONE GROUP, INC.

January 14, 2009

The undersigned hereby appoints Bruce Krehbiel and Paul G. Anderson, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the annual meeting of the stockholders of FCStone Group, Inc. to be held in the Kansas City Marriott Downtown located at 200 West 12 th Street, Kansas City, Missouri, on Wednesday, January 14, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on November 21, 2008, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the matters specified on the reverse.

The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement, relating to the annual meeting, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the annual meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the four persons listed on the reverse as Class III directors, FOR the ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm, FOR the amendment to our certificate of incorporation and FOR the adoption of an executive short term incentive plan. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the annual meeting. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO THE TABULATOR USING THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Brent Bunte*	☐	☐	02 - Douglas Derscheid*	☐	☐	03 - Bruce Krehbiel*	☐	☐

04 - Tom Leiting*	☐	☐

*  Each to be elected as a Class III director to hold office for a term expiring at the annual meeting of stockholders held after the end of our 2011 fiscal year and until his successor is duly elected and qualified or until his earlier resignation or removal.

	For	Against	Abstain		For	Against	Abstain

2. Proposal to ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for our 2009 fiscal year.	☐	☐	☐	3. Proposal to approve the amendment of our certificate of incorporation (relating to an increase in the number of authorized shares of common stock).	☐	☐	☐

4. Proposal to approve the adoption of an executive short term incentive plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X 0 1 9 9 6 8 2	+

<STOCK#>                    00Z5OC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — FCSTONE GROUP, INC.

ANNUAL MEETING OF THE STOCKHOLDERS OF FCSTONE GROUP, INC.

January 14, 2009

The undersigned hereby appoints Bruce Krehbiel and Paul G. Anderson, and each of them, jointly and severally, the agents and proxies of the undersigned, each with full power of substitution, to attend the annual meeting of the stockholders of FCStone Group, Inc. to be held in the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri, on Wednesday, January 14, 2009, commencing at 9:00 a.m., local time, and any adjournment thereof, and to vote all of the stock of our company, standing in the name of the undersigned on its books as of the close of business on November 21, 2008, and which the undersigned would be entitled to vote, if present, with the same force and effect as if voted by the undersigned and especially to vote said stock with respect to the matters specified on the reverse.

The undersigned hereby acknowledges receipt of the notice of annual meeting and proxy statement, relating to the annual meeting, and hereby revokes all proxies heretofore given with respect to the matters being considered and voted upon at the annual meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the four persons listed on the reverse as Class III directors, FOR the ratification and approval of the selection of KPMG LLP as our independent registered public accounting firm, FOR the amendment to our certificate of incorporation and FOR the adoption of an executive short term incentive plan. Our board of directors recommends approval of all such proposals. In their discretion, the appointed proxies and agents are authorized to vote upon such other business as may properly be presented at the annual meeting. This proxy is solicited on behalf of our board of directors and may be revoked prior to its exercise.

NOTE: PLEASE DATE, SIGN, AND RETURN THIS PROXY TO THE TABULATOR USING THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE.

December 8, 2008

Dear Fellow Participant in the FCStone Group Employee Stock Ownership Plan:

As described in the accompanying materials, the board of directors of our company has called for the annual meeting of stockholders to be held on Wednesday, January 14, 2009, at 9:00 a.m. local time, in the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri. At the annual meeting, our stockholders will be asked to elect four Class III directors for a three-year term. Stockholders also will be asked to consider and vote on a proposal to ratify the selection of our independent registered public accounting firm for our current fiscal year, to approve the amendment of our certificate of incorporation (relating to an increase in the number of authorized shares of common stock), and to approve the adoption of an executive short term incentive plan. Enclosed you will find the following important items pertaining to your ESOP interests:

1.	Notice of Annual Meeting and Proxy Statement;

2.	Annual Report on Form 10-K/A for the fiscal year ended August 31, 2008; and

3.	Voting Instructions for the Annual Meeting.

The enclosed Notice of Annual Meeting and Proxy Statement describes the matters to be considered and voted upon by stockholders at the annual meeting. The enclosed Voting Instructions allow you to direct the ESOP Trustee on a confidential basis as to how you wish the shares credited to your ESOP account to be voted at the annual meeting. The completed Voting Instructions should be sent to:

Associated Benefits Corporation

2929 Westown Parkway, Suite 220

West Des Moines, IA 50266

Attention: Susan Dyer Risser

Associated Benefits Corporation will forward your completed Voting Instructions to the ESOP Trustee, Wells Fargo Bank, N.A. If the Trustee does not receive these voting instructions before 5:00 p.m. CST on January 13, 2009 (or to the extent that you fail to provide voting instructions for any of the proposals), our company, as the ESOP plan administrator, intends to direct the Trustee to vote all shares credited to your ESOP account in accordance with the recommendation of our board of directors as described in the Proxy Statement. Your vote is important, so please return your Voting Instructions prior to the January 13, 2009 deadline. The specific manner in which you direct the Trustee to vote the shares allocated to your account will be maintained in confidence by Associated Benefits Corporation and by the ESOP Trustee.

Thank you for the confidence you have expressed in our company by joining me as an ESOP participant. As your CEO, I look forward again to working with you to move our company toward even greater success. On a personal note, best wishes to you and your families for the holiday season and in the coming year.

If you have any questions, please contact me, Dave Bolte, or Bill Dunaway.

Very truly yours,

FCSTONE GROUP, INC.

Paul G. Anderson

Chief Executive Officer

VOTING INSTRUCTION

ANNUAL MEETING OF THE STOCKHOLDERS

OF

FCSTONE GROUP, INC.

January 14, 2009

The annual meeting of the stockholders of FCStone Group, Inc. (the “Company”) will be held at the Kansas City Marriott Downtown located at 200 West 12th Street, Kansas City, Missouri, on Wednesday, January 14, 2009, commencing at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, to consider and vote upon the proposals described in the accompanying notice of annual meeting and proxy statement with respect to the annual meeting (the “Proxy Statement”). Wells Fargo Bank, N.A., as trustee (“Trustee”) of the FCStone Group Employee Stock Ownership Plan (“ESOP”), has requested that the undersigned participant in the ESOP provide voting instructions with respect to the shares allocated to his or her ESOP account on the matters to be considered and voted upon at the annual meeting (which instructions will be held in confidence).

The undersigned participant in the ESOP hereby states as follows:

•	I am a participant in the ESOP.

•	I hereby acknowledge receipt of the Proxy Statement, and hereby revoke all voting instructions heretofore given with respect to the matters being considered and voted upon at the annual meeting.

•

I hereby instruct the Trustee to cause all shares of the Company’s common stock credited to my ESOP account and entitled to vote at the annual meeting to be voted in accordance with the voting instructions provided below. I understand that if the Trustee does not receive these voting instructions before 5:00 p.m. CST on January 13, 2009 (or to the extent I fail to provide voting instructions for any of the proposals below), the Company, as the ESOP plan administrator, intends to direct the Trustee to vote all such shares in accordance with the recommendation of the Company’s board of directors as described in the Proxy Statement.

The voting instructions of the undersigned participant in the ESOP are as follows:

1. Election of four Class III directors to hold office for a term expiring at the annual meeting of stockholders held after the end of the 2011 fiscal year and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal.

(INSTRUCTIONS: To vote FOR, or to WITHHOLD AUTHORITY to vote for (i.e., AGAINST) any individual nominee named below, mark the appropriate box next to each such nominee’s name. Please mark only one box next to each such name.)

FOR the	WITHHOLD AUTHORITY
nominee	to vote for the nominee
☐	☐	Brent Bunte
☐	☐	Douglas Derscheid
☐	☐	Bruce Krehbiel
☐	☐	Tom Leiting

2. Proposal to ratify and approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to approve the amendment of the Company’s certificate of incorporation (relating to an increase in the number of authorized shares of common stock).

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to approve the adoption of an executive short term incentive plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. Such other matters, related to the foregoing or otherwise, as properly may come before the annual meeting or any adjournment thereof (the Company’s board of directors has advised that at present it knows of no other business to be presented by or on behalf of the Company’s or its management at the annual meeting).

☐	GRANT	☐	WITHHOLD

Dated: , 200
(Sign exactly as your name appears on the address label affixed to these voting instructions.)
No. of common shares of all classes and series:

The Trustee will vote in accordance with these voting instructions. However, if the Trustee does not receive these voting instructions before 5:00 p.m. CST on January 13, 2009 (or to the extent voting instructions are not provided for any of the proposals referred to above), the Company, as the ESOP plan administrator, intends to direct the Trustee to vote in accordance with the recommendation of the Company’s board of directors as described in the Proxy Statement. The Company’s board of directors has recommended the election of the four persons listed above as Class III directors, the ratification and approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm, the approval of the amendment to the Company’s certificate of incorporation, and the approval for the adoption of an executive short term incentive plan. Unless otherwise indicated above, the Trustee is authorized, in its discretion, to vote upon such other business as may properly be presented at the annual meeting.

NOTE: PLEASE DATE, SIGN, AND RETURN THESE VOTING INSTRUCTIONS TO ASSOCIATED BENEFITS CORPORATION, 2929 WESTOWN PARKWAY, SUITE 220, WEST DES MOINES, IA 50266, ATTENTION: SUSAN DYER RISSER, ON OR BEFORE 5:00 P.M. CST ON JANUARY 13, 2009 BY THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. THE SPECIFIC MANNER IN WHICH YOU DIRECT THE TRUSTEE TO VOTE THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT WILL BE MAINTAINED IN CONFIDENCE BY ASSOCIATED BENEFITS CORPORATION AND BY THE ESOP TRUSTEE.